AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON__________________
                                                     REGISTRATION NO. 333-101552

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    Form SB-2
                                (Amendment No. 3)

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------
                              MSTG SOLUTIONS, INC.
                 (Name of small business issuer in its charter)

           NEVADA                      4812                    33-0972963
(State or other jurisdiction     (Primary Standard           (I.R.S. Employer
     of incorporation or      Industrial Classification   Identification Number)
        organization)               Code Number)

3111 North Tustin Avenue, Suite 280          3111 North Tustin Avenue, Suite 280
     Orange, California 92865                     Orange, California 92865
          (714) 279-2980                               (714) 279-2980
 (Address and telephone number of             (Address and telephone number of
   principal executive office)                  principal executive office)

                           Mr. Gil Kim, President MSTG
                                 Solutions, Inc.
                       3111 North Tustin Avenue, Suite 280
                            Orange, California 92865
                                 (714) 279-2980
            (Name, address and telephone number of agent for service)
                          ----------------------------
                                   COPIES TO:
                            Lawrence W. Horwitz, Esq.
                                 Horwitz & Cron
                         15615 Alton Parkway, Suite 175
                            Irvine, California 92618
                         (949) 450-4942 / (949)453-8774
                Approximate Date of Proposed Sale to the Public.
   As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.|X|

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF         NUMBER OF SHARES   PROPOSED OFFERING    PROPOSED AGGREGATE       AMOUNT OF
SECURITIES TO BE REGISTERED:   TO BE REGISTERED   PRICE PER SHARE(2)     OFFERING PRICE(2)  REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
Shares of Common Stock,
$.001 par value(1)                 1,531,399           $ 1.00               1,531,399           $ 133.00
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
     TOTAL                         1,531,399                                1,531,399           $ 133.00
------------------------------------------------------------------------------------------------------------

(1)  Shares to be sold from time to time by the Selling Shareholders.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                            DATED -SEPTEMBER 15, 2003

                                   PROSPECTUS
                                -----------------
                              MSTG SOLUTIONS, INC.
                             ----------------------

                        1,531,399 Shares of Common Stock

 This Prospectus covers 1,531,399 Shares of the Common Stock of MSTG Solutions,
  Inc. to be sold solely by the Selling Shareholders who shall initially sell
                           Shares at $1.00 per share.
            Thereafter, all sales of Shares shall be at market price.

          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                     PLEASE READ THE "RISK FACTORS" SECTION
                    OF THIS PROSPECTUS COMMENCING AT PAGE 4.

                        --------------------------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. No national securities exchange, including the NASDAQ Stock
                     Market, lists the securities offered.

                 Our principal executive offices are located at:
                       3111 North Tustin Avenue, Suite 280
                            Orange, California 92865
                     Our telephone number is: (714) 279-2980

THERE IS CURRENTLY NO TRADING MARKET FOR THE SHARES OF STOCK REGISTERED HEREIN. IF THE SHARES BECOME QUOTED OR LISTED ON A SECURITIES MARKET, OTHER THAN THE PINK SHEET QUOTATION SERVICE, THE HOLDERS OF THE SHARES REGISTERED HEREIN MAY
OFFER AND SELL THEIR SHARES AT MARKET PRICES OR IN PRIVATELY NEGOTIATED TRANSACTIONS.

                THE DATE OF THIS PROSPECTUS IS SEPTEMBER 15, 2003

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................1

THE OFFERING...................................................................4

SUMMARY FINANCIAL INFORMATION..................................................4


     STATEMENT OF INCOME DATA.................................................

RISK FACTORS...................................................................5

TERMS OF THE OFFERING..........................................................9

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS.......................10

DIVIDEND POLICY...............................................................10

SELECTED FINANCIAL DATA.......................................................10


     STATEMENT OF INCOME DATA.................................................


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION...................12

AND RESULTS OF OPERATIONS.....................................................12

     OVERVIEW.................................................................12

     RESULTS OF OPERATIONS....................................................12

     RESULTS OF OPERATIONS FOR SIX MONTHS ENDED JANUARY 31, 2003..............12

     RESULTS OF OPERATIONS FOR TWELVE MONTHS ENDED JULY 31, 2002..............12

         REVENUE..............................................................
         OPERATING EXPENSES...................................................13
         INCOME FROM OPERATIONS...............................................13
         LIQUIDITY AND CAPITAL RESOURCES......................................14
         FUTURE PLAN OF OPERATION.............................................14

     AVAILABLE INFORMATION....................................................14

     FORWARD LOOKING STATEMENTS...............................................15

ORGANIZATION OF MSTG SOLUTIONS, INC...........................................16

     HISTORY..................................................................16

BUSINESS OF THE COMPANY.......................................................16

     GENERAL..................................................................16

     COMPETITION..............................................................18

     INTELLECTUAL PROPERTY....................................................19

     EMPLOYEES................................................................19

     PROPERTIES AND FACILITIES................................................19

     LITIGATION...............................................................19

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS..................20

EXECUTIVE COMPENSATION........................................................20

     EXECUTIVE COMPENSATION...................................................20

INTEREST OF NAMED EXPERTS AND COUNSEL.........................................22

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL OWNERS.........................22

SELLING SHAREHOLDERS..........................................................22

PLAN OF DISTRIBUTION..........................................................34

     SELLING SHAREHOLDERS.....................................................34

DESCRIPTION OF SECURITIES.....................................................36

     COMMON STOCK.............................................................36

LEGAL MATTERS.................................................................36

EXPERTS.......................................................................36

FINANCIAL STATEMENTS..........................................................37

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS...............................9

     EXHIBITS.................................................................11

SIGNATURES....................................................................12

POWER OF ATTORNEY.............................................................12

                               PROSPECTUS SUMMARY

The following summary is only a summary and should be read in conjunction with, the more detailed information and the financial statements, including its notes, appearing elsewhere in this prospectus. Unless otherwise specifically referenced, all references to dollar amounts refer to United States dollars.


OUR BUSINESS                  We originally incorporated as Tech Windows on June
                              26,  2001 in the  State  of  Nevada.  Our name was
                              changed from Tech Windows to MSTG Solutions,  Inc.
                              on February 28, 2002. We initially established our
                              business to market long  distance  services.  From
                              August  1,  2001  through  January  31,  2003,  we
                              adjusted our plans to then focus  exclusively upon
                              providing   education  to  individuals  and  small
                              businesses on the full benefits and  advantages of
                              having a business  entity,  such as a corporation,
                              for  their   starting  or  continuing   their  own
                              business.  During  this  period  of time,  we also
                              offered related services for small businesses, and
                              starting   February  1,  2003,  our  business  has
                              evolved to strictly offer small business products and services.

                              Our management believes that we have established a convenient method to form a customer's business entity such as a corporation, obtain a professionally-designed business website, and retain professionals such as accountants, lawyers and salespeople in order to use these tools to generate income by sharing the Company's products and services with our customers. Our main service, from August 2001 through January 2003 was providing education on the benefits and advantages of starting a home-based business, forming a business entity such as a corporation for asset protection and credit building, basic accounting principles, bookkeeping, tax planning, basic business laws and more. The providing of education to individuals and small businesses accounted for 85% of our revenue in this time period. The other 15% of our revenue was generated by Representative and Agent fees, bookkeeping, business entity preparation, corporate books and seals, corporate formalities, credit build-up, legal, mail forwarding, resident agent, state filing, voicemail and website services. Our Company intends for all products and services to be marketed through our network of Independent Representatives. Our management believes that this sales network provides the critical link between our products and services and the end consumer.

                              The following is a chart summarizing our sources of revenues during the periods set forth below:

                                                                  (REVISED)     NINE MONTHS
                                                                TWELVE MONTHS      ENDED
                                                                    ENDED      APRIL 30, 2003
                                                                JULY 31, 2002   (UNAUDITED)

                              Corporate education                $   809,759    $ 2,073,840
                              Representative and agent fees           80,159        187,333
                              Other small business services           96,939        242,321
                              Total revenue                          986,857      2,503,494
                              Operating expenses                   1,414,101      2,641,026
                              Income (loss) from operations         (427,244)      (137,532)
                              Total other income and (expense)         4,395            311
                                                                 -----------    -----------
                              Provision (benefit) for
                                income taxes                             800             --
                                                                 -----------    -----------

                                   NET INCOME (LOSS)             $  (423,649)   $  (137,221)
                                                                 ===========    ===========

                              In addition to being our customers, customers can also become authorized sales agents, or Independent Representatives, by selling our products and services in order to earn sales commissions and sales commission overrides, depending upon their degree of involvement in the sales network and their success in marketing our products and services.

                              We market our products and services through a network marketing program comprised of Independent Representatives that can sell our products and services and also sponsor others to sell our
                              Company's products and services. This allows individuals to earn commissions on their own personal sales of the products and services, as well as receive percentages of the sales of the others they have sponsored into the program. Consequently, Independent Representatives have the opportunity to build their own sales organizations. Sales commissions are paid only when a product or service is sold. No commissions are paid solely based on recruitment of others. When a product or service is sold, depending on the product or service, the sales commission is paid the following week or the following month to the Independent Representative making the sale. In addition, override sales commissions are also paid for the sale to the original Independent Representatives whom are in the sponsorship line of the Independent Representative who made the sale. When an Independent Representative joins the program, we provide to the Independent Representative a Marketing Kit, allow attendance to presentations and trainings at any of our offices, occasionally organize area-training meetings at locations besides our offices, and designate personnel at the corporate office, specially trained to answer questions and inquiries from Independent Representatives and customers.

                              As an Independent Representative, an individual is free to build a sales organization and qualify for sales commission overrides and bonuses. Each individual in these sales organizations can also qualify to earn equivalent commission overrides and bonuses. The network marketing sales force sold approximately 95% of our services and products during the twelve months ended July 31, 2002.

                              A substantial number of our Independent Representatives market our products and services on a part-time basis. Approximately 90% of our network marketing sales force is located in the states of California and Nevada. The remainder of our Independent Representatives are located in several other states, with a minimal number being located in the country of Canada. We derive revenues from the marketing efforts of our network marketing sales force. As an authorized reseller an individual is free to build a team and qualify for commission overrides and bonuses. These teams when trained can qualify to earn commission overrides and bonuses.

SHARES TO BE REGISTERED       The   Registration   Statement,   of  which   this
                              Prospectus is a part, registers: 1,531,399 shares of our Common Stock that were previously issued to individuals and entities exercising our stock options.; We are not registering any shares for resale pursuant to the exercise of options.

                                  THE OFFERING

Common Stock Outstanding as of August  15, 2003   5,256,867 Shares

Common Stock to be Registered                     1,531,399 Shares


Risk Factors                                      The securities offered hereby
                                                  involve a high degree of risk
                                                  and immediate substantial
                                                  dilution. See "Risk Factors."

                                                  The Company intends to apply
                                                  for trading upon the Over-
                                                  the-Counter Bulletin Board
                                                  ("OTCBB"). There is no
                                                  assurance that our Company
                                                  will be accepted for trading
                                                  upon the OTCBB, or if it is
                                                  accepted for trading, that a
                                                  realistic trading market will
                                                  ever develop.

                          SUMMARY FINANCIAL INFORMATION

The following table presents our selected historical financial data derived from our financial statements. The historical financial data presented herein only summarizes basic data and should be read in conjunction with our financial statements and notes. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and notes included elsewhere in this prospectus:

                             PERIOD FROM
                              INCEPTION                            NINE MONTHS
                           (JUNE 26, 2001)       (REVISED)            ENDED
                               THROUGH      TWELVE MONTHS ENDED  APRIL 30, 2003
                           JULY 31, 2001(1)    JULY 31, 2002       (UNAUDITED)
                           ----------------    -------------       -----------
STATEMENT OF INCOME DATA:
     Revenue                  $       --        $  986,857         $2,503,494
     Net Income (Loss)        $       --        $ (423,649)        $ (137,221)
     Net Income (Loss)
        per Share             $       --        $    (0.11)        $    (0.03)
                              ----------        ----------         ----------


                             PERIOD FROM
                              INCEPTION                            NINE MONTHS
                           (JUNE 26, 2001)       (REVISED)            ENDED
                               THROUGH      TWELVE MONTHS ENDED  APRIL 30, 2003
                           JULY 31, 2001(1)    JULY 31, 2002       (UNAUDITED)
                           ----------------    -------------       -----------
BALANCE SHEET DATA:
     Total Assets             $       --        $  423,261         $  515,800
     Total Liabilities        $       --        $  697,898         $  418,298
     Stockholders' Equity     $       --        $ (274,637)        $   97,502
                              ----------        ----------         ----------

(1) We were incorporated in the State of Nevada on June 26, 2001 as Tech Windows, a Nevada corporation, but did not commence operations until August 2001.

                                  RISK FACTORS

THE SECURITIES OFFERED IN THIS PROSPECTUS ARE VERY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. ONLY PEOPLE WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT SHOULD PURCHASE THESE SECURITIES. BEFORE PURCHASING THESE SECURITIES, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND THE OTHER INFORMATION CONCERNING US AND OUR BUSINESS CONTAINED IN THIS PROSPECTUS.


WE HAVE ONLY A LIMITED        We   commenced   implementation   of  our  current
OPERATING HISTORY.            business  plan during the fourth  quarter of 2001.
                              Prior to October  2001 our  intended  business was
                              the marketing of long distance  services through a
                              network-marketing  program we established.  In the
                              fourth  quarter of 2001, we commenced  development
                              of  the  new  business  plan   described  in  this
                              prospectus. This new business plan has a limited operating history and its financial success will be subject to all the risks inherent in the establishment of a new business enterprise. There is no assurance that we will be profitable in the future. It is uncertain whether consumers will be willing to pay for products and services at a level that will allow us to sustain long-term profitability.

THERE IS INTENSE              We believe that we have substantial competition in
COMPETITION IN THE SALE       both the  marketing  of our  products and services
OF INCORPORATION AND          and  in  attracting  experienced   salespeople  to
WEB-SITE DEVELOPMENT.         become our  independent  representatives.  Many of
MANY OF OUR COMPETITORS       these competitors have longer operating histories,
ARE MORE EXPERIENCED AND larger customer bases, greater brand name MUCH BETTER FINANCED. WE recognition and significantly greater financial,
ANTICIPATE THAT               marketing  and  other  resources  than  we do.  In
COMPETITION WILL BECOME       addition,  other companies with superior financing
INCREASINGLY SEVERE IN        to our  company  may  elect to enter  the  market.
THE FUTURE AS OTHER           Competitors   may  devote  greater   resources  to
COMPANIES MARKET SIMILAR      marketing and  promotional  campaigns,  and devote
PRODUCTS.                     substantially   more   resources  to  website  and
                              systems  development than we can. We cannot assure
                              you that we will be able to  compete  successfully
                              against  current  and  future   competitors,   and
                              competitive  pressures may have a material adverse
                              effect  on  our  business,  prospects,   financial
                              condition and results of operations.  Further as a
                              strategic  response to changes in the  competitive
                              environment,  our  management  may,  from  time to
                              time, make certain service or marketing  decisions
                              or acquisitions that could have a material adverse
                              effect  on  our  business,  prospects,   financial
                              condition   and   results   of   operations.   New
                              technologies   and  the   expansion   of  existing
                              technologies    may   increase   the   competitive
                              pressures on us.

WE ARE DEPENDENT UPON THE     Our  business  plans depend on the  efficient  and
EFFICIENT DEPLOYMENT OF       uninterrupted   operation   of  our  computer  and
OUR INTERNET SITE AND         communications   hardware  and  software  systems.
RELATED BUSINESS              These  systems and  operations  are  vulnerable to
STRATEGIES. IN THE EVENT      damage or interruption  from human error,  natural
OUR INTERNET TECHNOLOGY       disasters,  telecommunication failures, break-ins,
IS NOT ACCESSIBLE BY THE      sabotage,  computer  viruses,  intentional acts of
PUBLIC, FOR TECHNICAL         vandalism  and  similar  events.   While  we  have
REASONS, WE WILL SUFFER       implemented  certain  systems  intended to back-up
SEVERE NEGATIVE BUSINESS      our   website   and  its   data,   despite   these
CONSEQUENCES.                 precautions, there is always the danger that human
                              error or sabotage could substantially  disrupt our
                              website  which  could  cause a loss of visitors to
                              our  site,   damage  to  our   systems,   and  bad
                              publicity.

WE MAY ENTER INTO             Various   state-level    agencies   may   regulate
BUSINESSES THAT ARE           components of our business as our business plan is
SUBJECT TO GOVERNMENTAL       implemented.  While the  following is not intended
REGULATIONS, SUCH AS LAWS     to be a complete  list,  it is a list of  possible
ASSOCIATED WITH THE           state-level regulation which may occur relative to
REGULATION OF BUSINESS        our operations:  (a) companies  deploying  network
FORMATION AND THE             marketing  organizations  have been  regulated  by
DISSEMINATION OF              state Attorney  Generals claiming that the network
INFORMATION TO THE PUBLIC     marketing is actually an unlawful  pyramid scheme;
VIA THE INTERNET.             (b) a significant amount of our revenue is derived
                              through  incorporation   services  and  associated
                              education,  some of  which is  regulated  by state
                              Departments  of  Corporations;  and (c) we  depend
                              heavily  upon the  Internet  to market our Company
                              and  to  provide   information  to  the  marketing
                              network,  some of which may also be  regulated  as
                              government   expands   its   involvement   in  the
                              Internet. If such government scrutiny were to occur, it is uncertain how these governmental agencies will react to the marketing methods and products sold by the

                              Company. There can be no assurance that any such regulatory requirements will not have an adverse effect on our business, financial condition or results of operations.

THERE IS NO TRADING           Our shares of common  stock have never been traded
MARKET FOR OUR SHARES AND     on any stock  exchange.  As a  result,  all of the
THERE IS NO ASSURANCE         risks  inherent  in an  initial  public  offering,
THAT A TRADING MARKET         including  the  uncertainty  associated  with  the
WILL EVER DEVELOP FOR THE     development   of  an  active  trading  market  are
SHARES.                       applicable to the shares sold in  connection  with
                              this Prospectus. In the event the Over-the-Counter
                              Bulletin Board refuses to provide price quotations for us, or if an active market for our Shares does not develop, investors in shares of our Common
                              Stock may be unable to liquidate their investment.

WE HAVE NEVER PAID            We plan to retain  all cash in our  possession  to
DIVIDENDS UPON OUR SHARES     finance   the   development   and  growth  of  our
OF STOCK AND WE DO NOT        business.  It is extremely  unlikely  that we will
ANTICIPATE EVER PAYING        ever pay  dividends  upon  our  shares  of  common
DIVIDENDS UPON OUR SHARES     stock.  Investors  seeking a regular  cash payment
OF STOCK.                     upon their investment should not buy our shares of
                              common stock.

IN THE PAST, THE STATE OF     We believe  that a key to our success has been the
CALIFORNIA HAS                development of our network marketing force. 95% of
INVESTIGATED                  our sales are  generated  through  the  efforts of
NETWORK-MARKETING SYSTEMS     this network. In the past, the Attorney General of
SUCH AS THE ONE WE HAVE       the state of  California  has  investigated  other
DEPLOYED. IF SUCH AN          companies with network marketing organizations and
INVESTIGATION WERE TO         has sometimes concluded that they are operating an
DETERMINE THAT WE ARE         unlawful pyramid sales organization. Approximately
OPERATING A PYRAMID SALES     90% of our sales  force is located in  California.
ORGANIZATION, THEN WE         If the state of California were to investigate our
MIGHT BE ORDERED TO CEASE     company  and  concluded  that we are  operating  a
OPERATIONS.                   pyramid sales organization, we might be ordered to
                              substantially   curtail,   or  cease,   operations
                              altogether. In the event such an order was to be issued, an investor in shares of our Common Stock might lose his entire investment.

THE INTERNET HAS BEEN THE     The  Internet   remains  in  an  early  stage  for
SUBJECT OF CONSTANT           commercial  applications.   Technological  changes
TECHNOLOGICAL CHANGE. IF      will occur which virtually immediately impact upon
WE ARE UNABLE TO              our  business  strategies.  If we  are  unable  to
SUCCESSFULLY AND TIMELY       either  predict such changes in advance or rapidly
INCORPORATE THESE CHANGES     adjust our plans and technologies to reflect these
INTO OUR BUSINESS PLAN,       changes,  our  business  plans and  Internet  site
OUR SERVICES MAYBE            could be  rendered  obsolete  within a very  short
RENDERED OBSOLETE.            period of time.  These  changes  include  both the
                              development  of hardware and  software  that could
                              render     the     Company's     business     plan
                              non-competitive.

OUR BUSINESS IS DEPENDENT     The Internet based  information  market is new and
ON THE CONTINUED GROWTH       rapidly   evolving.   Our   business   is  heavily
AND USE OF THE INTERNET,      dependent  upon  an  increasing   Internet  usage,
AS WELL AS THE EFFICIENT      particularly  by  consumers  and  businesses.  Our
OPERATION OF THE              business would be materially adversely affected if
INTERNET.                     Internet  usage does not continue to grow or grows
                              slower  than  currently  projected.  Further,  our
                              business  will be adversely  affected if consumers
                              or   businesses   fail  to  use  the  Internet  in
                              sufficient numbers to allow our business plans to be successfully implemented. Internet usage may be inhibited for a number of reasons, such as:

                                   o    Inadequate network infrastructure;

                                   o    security concerns;

                                   o    inconsistent quality of service; and,

                                   o    unavailability    of     cost-effective,
                                        high-speed access to the Internet.

                              These problems may occur in deploying any business plan that includes Internet related products.

WE MAY HAVE CONTINGENT        We  cannot  preclude  the   possibility   that  an
LIABILITIES RESULTING         investor or investors who purchased  securities in
FROM OUR RECENT ISSUANCE      connection with the exercise of options will claim
OF COMMON STOCK.              that we failed to fully  disclose a material fact.
                              In the event any shareholder  were to successfully
                              prosecute an action against us on this issue,  the
                              shareholders  who were  investors  in this private
                              placement may be entitled to damages,  including a
                              right to rescind their investment,  entitling them
                              to a return of their gross investment. We received
                              $538,009  as a  result  of the  exercise  of these
                              options.    Accordingly,    assuming    that   the
                              shareholders were entitled to a return of their investment damages to the Company would, at the minimum, be equal to $538,009 and could exceed that amount. Section 12 of the Securities Act of 1933 would provide shareholders with this right of rescission in the event it was determined that we had failed to disclose a material fact. Such a damage award would have a severe and adverse effect on our business, including but not limited to, impacting our ability to continue as a going concern.

THERE ARE CURRENTLY LEGAL     Federal and state laws and regulations  addressing
UNCERTAINTIES RELATING TO     issues such as:
THE INTERNET. AS A
RESULT, IT IS DIFFICULT            o    user privacy;
TO PREDICT WHAT, IF ANY,
IMPACT THESE REGULATIONS           o    pricing;
MAY HAVE UPON OUR
OPERATIONS. IT IS                  o    online content regulation;
POSSIBLE THAT SOME OF
THESE REGULATIONS MAY              o    taxation and the characteristics; and
SUBSTANTIALLY INCREASE
OUR COTS OF DOING                  o    quality of online products and services.
BUSINESS AND PROHIBIT
CERTAIN BUSINESS              The issues  are under  consideration  by  federal,
STRATEGIES WE WISH TO         state, local and foreign governmental agencies. It
DEPLOY.                       may take  years to  determine  the extent to which
                              existing   laws   relating   to  issues   such  as
                              intellectual  property ownership and infringement,
                              libel,  and personal privacy are applicable to the
                              Internet.   The  Federal  Trade   Commission   and
                              government  agencies  in certain  states have been
                              investigating certain Internet companies regarding
                              their use of personal  information.  An  important
                              component  of our  current  business  model is the
                              development of websites to customers.  Further, we
                              use  the  Internet  to  provide   information   to
                              prospective      customers     and     Independent
                              Representatives  of  our  Company.   Many  of  the
                              individuals  and  small  businesses  for  which we
                              offer our products  and services  market their own
                              products and services  through the  Internet.  Any
                              new laws or regulations  relating to the Internet,
                              or  certain   application  or   interpretation  of
                              existing  laws,  could  decrease the growth in the
                              use of the  Internet,  decrease the demand for our
                              website   development    services   or   otherwise
                              adversely affect our business.

WE MAY REQUIRE ADDITIONAL     We currently  anticipate  that our available  cash
CAPITAL AND OUR ABILITY       resources  from  operations  and previous  capital
TO RAISE THE NEEDED           financings   will  be   sufficient   to  meet  our
CAPITAL IS UNCERTAIN.         presently  anticipated net capital and expenditure
                              requirements for the foreseeable future based upon
                              known and reasonably estimated trends. However, if
                              we need to  raise  additional  funds  in  order to
                              support  more  rapid  expansion,  develop  new  or
                              enhanced   services  and   products,   respond  to
                              competitive   pressures,   acquire   complementary
                              businesses  and/or  technologies,  or  respond  to
                              unanticipated   requirements,   there  can  be  no
                              assurance  that   additional   financing  will  be
                              available when needed on terms favorable to our Company.

WE ARE DEPENDENT UPON THE     Our success depends, to a significant extent, upon
KEY SERVICES OF GIL KIM       a number of key  employees,  including the efforts
AND JUDY KIM WITH WHOM WE     of its key management personnel,  specifically our
HAVE EMPLOYMENT               President and Chief  Executive  Officer,  Gil Kim,
AGREEMENTS, BUT THEY MAY and Vice President, Controller and Secretary, Judy DESIRE TO TERMINATE THEIR Kim. In order to retain its key management
RELATIONSHIP WITH THE         personnel,  such  individuals  have been  provided
COMPANY AT ANY TIME,          with  substantial  stock and/or options to acquire
CAUSING A SEVERE              Common Stock of the Company.  The Company does not
DISRUPTION IN OUR             maintain  key  person  life  insurance  on its key
OPERATIONS.                   employees.  The loss of the services of any of its
                              officers, directors, and/ or key employees, or the
                              inability to identify,  hire,  train and/or retain
                              other  qualified  personnel  in the future,  could
                              have a material  adverse  effect on the  Company's
                              business,   financial   condition   and  operating
                              results.  We believe that our future  success will
                              also  depend in part upon our  ability to attract,
                              retain, and motivate
                              qualified   personnel.    Competition   for   such
                              personnel is intense. There can be no assurance that we can attract and retain such personnel.

OUR COMMON STOCK MAY BE       While there is no assurance, we intend to apply to
CLASSIFIED AS A "PENNY        trade  upon the  Over-the-Counter  Bulletin  Board
STOCK" WHICH COULD CAUSE      ("OTCBB").  As a result, an investor could find it
INVESTORS TO EXPERIENCE       more   difficult  to  dispose  of,  or  to  obtain
DELAYS AND OTHER              accurate quotations as to the market value of, the
DIFFICULTIES IN TRADING       stock, as compared to securities, which are traded
SHARES IN THE STOCK           on the NASDAQ trading market or on an exchange. In
MARKET.                       addition,  we  anticipate  that the trading in our
                              Common Stock may be  initially  covered by what is
                              known  as the  "Penny  Stock  Rules."  Our sale of
                              stock prior to the filing of this  Prospectus  was
                              under the  exercise  of options,  which  contained
                              strike  prices  ranging  from  $0.25 to $0.50  per
                              share.  If our stock  commences  trading  upon the
                              OTCBB it will be covered by the penny  stock rules
                              if it  trades  at a price of less  than  $5.00 per
                              share.  As a result,  we anticipate that the penny
                              stock  rules  will  apply  to our  stock  for  the
                              foreseeable  future. The penny stock rules require
                              brokers  to  provide   additional   disclosure  in
                              connection  with  any  trades  involving  a  stock
                              defined  as  a  "penny   stock,"   including   the
                              delivery, prior to any penny stock transaction, of
                              a disclosure  schedule  explaining the penny stock
                              market  and the risks  associated  therewith.  The
                              regulations governing penny stocks could limit the
                              ability of  brokers to sell the shares  offered in
                              this  Prospectus  and to sell  the  shares  in the
                              secondary   trading   market.   If  brokers   have
                              difficulty  in  selling  our  shares  in the  open
                              market,   the  demand  for  our  shares  could  be
                              materially reduced. This could result in a severe decline in our stock price.

THE OFFERING PRICE OF THE     No federal or state agency has made any finding or
SHARES TO BE SOLD HAS         determination  as  to  the  merits,  fairness,  or
BEEN ARBITRARILY              suitability for investment of the Shares,  nor has
DETERMINED.                   any independent third party, such as an investment
                              banking  firm, or other expert in the valuation of
                              the business or securities, nor made an evaluation
                              of our economic  potential.  Our legal  counsel is
                              not  experienced  in reviewing  and  verifying the
                              merits of a particular investment from a financial
                              point of view, nor has legal counsel undertaken to
                              conduct such a review. Consequently, an investment
                              in the Shares  should only be made by  prospective
                              investors  who,  either  directly or through their
                              own professional advisors,  have the financial and
                              business  knowledge and experience to meaningfully
                              evaluate the merits and risks  thereof.  Potential
                              investors   are  urged  to  seek  and   obtain  an
                              independent analysis of our company, and its business and plan of expanded operations, before making an investment in the Shares.

GROWTH OF THE COMPANY IS We rely almost exclusively upon our network of DEPENDENT UPON EXPANSION Independent Representatives to market our products AND RETENTION OF THE SALE and services. While this network is currently
FORCES.                       comprised  of over  3,000  individuals,  there are
                              certain individuals who generate the vast majority
                              of our revenue. In the event that any of these key
                              individuals  were to leave our marketing  network,
                              or to otherwise become  unavailable to participate
                              in  the  network,   our  ability  to  conduct  our
                              business   could  be   materially,   and   perhaps
                              permanently, impaired.

CONTROL OF COMPANY IN         Upon this Prospectus  being declared  effective by
PRINCIPAL SHAREHOLDERS,       the  U.S.   Securities  and  Exchange   Commission
OFFICERS AND DIRECTORS.       ("SEC"),  Gil Kim and Judy  Kim will  beneficially
                              own approximately 61% of the outstanding shares of
                              Common Stock.  As a result,  these persons  acting
                              together  will have the  ability  to  control  the
                              election and removal of Directors  and any merger,
                              consolidation, or sale of all or substantially all
                              of our assets,  and to control our  management and
                              affairs.   Accordingly,   this   concentration  of
                              ownership   may  have  the  effect  of   delaying,
                              deferring,  or  preventing  a change  in  control,
                              impeding  a merger,  consolidation,  takeover,  or
                              other  business  combination,  or  discouraging  a
                              potential  acquirer  from making a tender offer or
                              otherwise  attempting  to  obtain  control  of our
                              Company,   which   in  turn,   could   materially,
                              adversely  affect the  market  price of our Common
                              Stock.

                              TERMS OF THE OFFERING


Each Selling Shareholder is free to offer and sell his or her shares of Common Stock at such times, in such manner and at such prices as he or she may determine. The types of transactions in which the shares of Common Stock are sold may include transactions on the Pink Sheets, or the OTCBB, in the event the Company is listed on the OTCBB. The sales will be at the market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve NASD licensed broker-dealers.

The Selling Shareholders may effect such transactions by selling Common Stock directly to purchasers or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders. They may also receive compensation from the purchasers of the shares of Common Stock for which such broker-dealers may act as agents or to whom they sell as principals, or both. Such compensation, as to a particular broker-dealer, might be in excess of customary commissions.


Each Selling Shareholder and any broker-dealer that acts in connection with the sale of shares of Common Stock may be deemed to be, an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the shares of Common Stock sold by them while acting as principals might be deemed to be underwriting discounts or commissions.

We have notified the Selling Shareholders of the Prospectus delivery requirements for sales made pursuant to this Prospectus and that, if there are material changes to the stated plan of distribution, a post-effective amendment with current information would need to be filed before offers are made and no sale could occur until such amendment is declared effective.

We are informing the Selling Shareholders that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Securities Exchange Act, may apply to their sale in the market and have provided the Selling Shareholders with a copy of such Rules and Regulations.

Selling Shareholders shall initially sell Shares at $1.00 per share. Thereafter, all sales of Shares shall be at market price. Selling Shareholders also may resell all or a portion of the shares of Common Stock in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act of 1934, provided they meet the criteria and conform to the requirements of such Rule.

THERE IS CURRENTLY NO TRADING MARKET FOR THE SHARES OF STOCK REGISTERED HEREIN. IF THE SHARES BECOME QUOTED OR LISTED ON A SECURITIES MARKET, OTHER THAN THE PINK SHEET QUOTATION SERVICE, THE HOLDERS OF THE SHARES REGISTERED HEREIN MAY
OFFER AND SELL THEIR SHARES AT MARKET PRICES OR IN PRIVATELY NEGOTIATED TRANSACTIONS.

             MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

We anticipate applying to the Over-the-Counter Bulletin Board ("OTCBB"). There is no assurance that the OTCBB will allow our shares to trade, or if our shares do trade upon the OTCBB, that an active trading market will develop.


As of August 15, 2003, there were approximately 476 holders of our Common Stock, as reported by our transfer agent. Members of our sales network earn stock options, the amount and form of which are conditioned upon the level of performance. The following options have currently been earned by members of our sales network:


     ======================================================================
     EXERCISE PRICE                                    NUMBER OF MEMBERS
      {PER OPTION}           NUMBER OF OPTIONS      WHO HAVE EARNED OPTIONS

     $ 0.25 Options              2,292,448                    228
     $ 0.50 Options              2,186,019                    520
     $ 0.75 Options              3,777,750                    456
     $ 1.50 Options              1,072,000                     81
                               =============             =============

          TOTAL                  9,328,317
                               =============
     ======================================================================

None of these options have been issued. It is our intention to register all shares underlying these options during the one (1) year period of time following the effective date of the Registration Statement, of which this Prospectus is a part.

We are registering 1,531,399 shares in the Registration Statement, of which this Prospectus is a part. Mr. and Mrs. Kim hold 3,100,000 shares of the Company's Common Stock and Strawberry Canyon Capital, Inc. holds 250,000 shares of the Company's Common Stock, all of which have been held for greater than one year. Under Rule 144 of the Securities Exchange Act of 1934, all of these shares of Common Stock could be sold subject to certain volume restrictions; however, these shares are not being registered in this Prospectus.

                                 DIVIDEND POLICY

We have never paid any cash dividends on our Common Stock and do not anticipate paying any cash dividends in the future. We currently intend to retain future earnings, if any, to fund the development and growth of our business.

                             SELECTED FINANCIAL DATA

The following selected financial data is a summary and should be read in conjunction with, the financial statements, related notes to financial statements and Report of Independent Public Accountants, and Management's
Discussion and Analysis of Financial Condition and Results of Operations contained elsewhere. The following tables summarize certain selected financial data of MSTG Solutions, Inc. for the twelve months ended July 31, 2002 (audited) and for the period from its inception on June 26, 2001 through July 31, 2001 (audited). The data has been derived from financial statements included elsewhere in this Prospectus. No dividends have been paid for any of the periods presented.

                                    PERIOD FROM
                                     INCEPTION
                                  (JUNE 26, 2001)         (REVISED)        NINE MONTHS ENDED
                                      THROUGH        TWELVE MONTHS ENDED     APRIL 30, 2003
                                  JULY 31, 2001(1)      JULY 31, 2002          (UNAUDITED)
                                  ----------------      -------------          -----------
STATEMENT OF INCOME DATA:
     Revenue                         $       --           $  986,857           $2,503,494
     Net Income (Loss)               $       --           $ (423,649)          $ (137,221)
     Net Income (Loss) per Share     $       --           $    (0.11)          $    (0.03)
                                     ----------           ----------           ----------

                                       10

                                    PERIOD FROM
                                     INCEPTION
                                  (JUNE 26, 2001)         (REVISED)        NINE MONTHS ENDED
                                      THROUGH        TWELVE MONTHS ENDED     APRIL 30, 2003
                                  JULY 31, 2001(1)      JULY 31, 2002          (UNAUDITED)
                                  ----------------      -------------          -----------

BALANCE SHEET DATA:
     Total Assets                    $       --          $  423,261            $  515,800
     Total Liabilities               $       --          $  697,898            $  418,298
     Stockholders' Equity            $       --          $ (274,637)           $   97,502
                                     ----------           ----------           ----------

(1) We were incorporated in the State of Nevada on June 26, 2001 as Tech Windows, a Nevada corporation, but did not commence operations until August 2001.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

The following discussion regarding our financial statements should be read in conjunction with our financial statements included herewith.

OVERVIEW

We are engaged in the business of providing incorporation and small business related products and services to the public.

RESULTS OF OPERATIONS

The following table sets forth selected financial information for the periods indicated:

                                                  (REVISED)     NINE MONTHS
                                                 NINE MONTHS       ENDED
                                                    ENDED      APRIL 30, 2003
                                               APRIL 30, 2002   (UNAUDITED)
                                               --------------   -----------

     STATEMENT OF INCOME DATA:
          Revenue                                $   440,629    $ 2,503,494

          Operating Expenses                         683,685      2,641,026

          Income (Loss) from operations             (243,056)      (137,532)

          Total other income and (expense)             1,051            310
                                                 -----------    -----------

          Provision (benefit) for income taxes      (242,005)      (137,221)
                                                 -----------    -----------

RESULTS OF OPERATIONS FOR NINE MONTHS ENDED APRIL 30, 2003

We generated $2,503,494 in total revenues for the nine months ended April 30, 2003 and $440,629 in total revenues for the nine months ended April 30, 2002. Our sales commission expenses increased, during this same period of time, from $134,630 to $1,514,539. This increase in revenues and sales commission expenses is primarily attributable to the development and expansion of our network marketing sales force. As our sales force expanded, it successfully increased total revenues. Our commission expenses increased as a result of the sales force expansion, as well as the performance-based, bonus commission payments to members of the network and company management. We have significantly reduced the payment of bonus amounts to our company management in order to improve our net income.

Other small business services revenues increased from $74,868 for the nine months ended April 30, 2002 to $242,321 for the same period in 2003. Our direct expenses associated with these revenues declined from $182,031 to $47,114. This decrease in other small business services expenses is attributable to our directly providing certain services which we previously outsourced. These services include business entity preparation, resident agent services and mail forwarding services.

Our net loss of $242,005 for the nine months ended April 30, 2002 decreased to a net loss of $137,221 for the same period in 2003. We believe that the primary cause of this decrease in loss was the rise in sales and the Company's initiative to control most of the products and services it offers "in-house."

For the six months ended January 31, 2002, there were no cash bonuses paid to the Company's officers, Gil Kim and Judy Kim. For the six months ended January 31, 2003, $219,519 was paid to Gil Kim in the form of cash bonuses. According to the six-month comparative income statements, the significant changes in the Cost of Sales and the General and Administrative Expenses (expenses that increased or decreased by more than 10% relative to sales), were Corporate Education Commissions, Business Filing Expenses, Office Supplies, Payroll Expenses, Professional

Expenses, and Rent Expenses. In the first year of a company using Network Marketing as a sales strategy, the amount of commissions paid to Independent Representatives is always less compared to the second year and years thereafter. When a Network Marketing Organization starts, not all levels of compensation are paid out, as shown in Table 3, because the sales force had taken some time to reach down the levels of compensation, as well as the higher positions, such as Director and Regional Vice President, which pay higher commission rates. This is why the Corporate Education Commissions, relative to total sales, is 44% higher in the six months ended January 31, 2003 than the six months ended January 31, 2002. Other Small Business Expenses, Business Filing Expenses decreased by 29% because the Company formerly outsourced the filing of corporations to other incorporating firms. In the third quarter of fiscal year ending July 31, 2002, the Company decided to handle the business filings of corporations internally, to be done by the Company's employees, therefore, showing no Business Filing Expenses in the six-months ended January 31, 2003. Relative to sales, other General and Administrative expenses that significantly decreased were Other Taxes Expense, Payroll Expense, Professional Fees and Rent because these expenses are considered by the Company as fixed expenses, therefore, these expenses did not consistently rise as sales rose when comparing the two six-month periods.

RESULTS OF OPERATIONS TWELVE MONTHS ENDED JULY 31, 2002

                                             (REVISED)      NINE MONTHS
                                           TWELVE MONTHS       ENDED
                                               ENDED      APRIL 30, 2003
                                           JULY 31, 2002    (UNAUDITED)

     Corporate education                    $   809,759    $ 2,073,840
     Representative and agent fees               80,159        187,333
     Other small business services               96,939        242,321
     Total revenue                              986,857      2,503,494
     Operating expenses                       1,414,101      2,641,026
     Income (loss) from operations             (427,244)      (137,532)
     Total other income and (expense)             4,395            311
                                            -----------    -----------
     Provision (benefit) for income taxes
                                                    800             --
                                            -----------    -----------

          NET INCOME (LOSS)                 $  (423,649)   $  (137,221)
                                            ===========    ===========

Revenue for the fiscal year ended July 31, 2002 was $986,857. The Company generally educates individuals and small businesses on the benefits and advantages of establishing a corporation or other similar business entity. This portion of the Company's operations generated $809,759 of revenue for the year. Independent Representatives pay a fee to join the Company's network marketing sales program and $80,159 was paid during the year. During this fiscal year, the Company formed corporations, contracted with professionals in web site design and hosting and provided resident agent services for Nevada businesses, which amounted to $96,939 for our first twelve months of operations. We believe that while the aggregate amount of revenue may increase in the future, the sources of this revenue will contribute approximately the same percentage to total revenue.

OPERATING EXPENSES

Our operating expenses, in the aggregate amount of $1,414,101 are comprised of sales commissions payable to our Independent Representatives, direct costs to provide our products and services, sales and marketing expenses and general and administrative expenses. Sales commission expenses amounted to $361,667 and expenses associated with other small business services amounted to $49,315. Sales and marketing expenses, such as travel and entertainment, were $110,535. General and administrative expenses, including officers' and employees' wages and salaries, equipment rental, professional fees, rent and telephone expenses were $892,584.

INCOME FROM OPERATIONS

We incurred a loss of $423,649, after the allowance for income taxes, during our initial fiscal year of operations. Management believes that its focus upon the development of a network marketing sales system educated in the advantages associated with the various products and services offered by the Company will improve profitability in the future. However, since the network marketing sales force was initially inexperienced and unaware of the benefits of our products and services during our first full year of operations, we incurred a substantial loss.

LIQUIDITY AND CAPITAL RESOURCES

We do not believe that inflation has had a significant impact on our operations since our inception. We believe that our cash flow from operations will be sufficient to support our operations during our next twelve months. While there can be no assurance, we do not anticipate seeking new capital through June 30, 2003. Our company provides stock options as an incentive to our network-marketing program. Specifically, members of our network receive stock options commensurate with their sales performance. All stock options have been issued at or above the fair market value of our stock. Since the inception of our company, 1,531,399 shares of our Common Stock have been issued as the result of option exercises. As of January 31, 2003, we have received a total of $609,872 as a result of the exercise of these stock options. Subsequent to January 31, 2003, we have received less than $10,000 due to the exercise of additional stock options. Each optionholder was provided with a disclosure document prior to the exercise of their options.

The Registration Statement, of which this Prospectus is a part, registers1, 531,399 shares of our Common Stock that were previously issued to individuals and entities exercising our stock options. We are not registering any shares for resale pursuant to the exercise of options.

Upon our formation, we issued 3,100,000 shares to our founders, Gil and Judy Kim. We also issued to Gil and Judy Kim 500,000 options to acquire Common Stock at an exercise price of $0.25 per share. On January 25, 2002 we executed a Retainer Agreement with Horwitz & Cron to provide legal services to our Company. Pursuant to the terms of that Retainer Agreement, we issued 250,000 shares of Common Stock to Strawberry Canyon Capital, Inc., as well as 250,000 options to acquire Common Stock at an exercise price of $0.50 per share as payment for legal services rendered, and to be rendered, by Horwitz & Cron on our behalf. Strawberry Canyon Capital, Inc. is a corporation wholly owned by Lawrence W. Horwitz, a partner of Horwitz & Cron. The shares underlying these options to purchase Common Stock are registered hereunder.

FUTURE PLAN OF OPERATION

We believe that a critical component of our future growth will be the identification and deployment of additional services required by small business operations. We have found that new product introductions are helpful in assuring continuing interest on the part of the members of our network marketing system. Products and services we are considering include international issues such as visa compliance and import/export regulations, estate and retirement planning and business and life insurance. While there is no assurance that we will introduce any of these products or services to the marketing network and if such an introduction takes place, there is no assurance that the product will be profitable, we are dedicated to continuing to analyze potential new products and services to be offered. We anticipate adding up to five additional employees through July 31, 2004.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 along with all amendments and exhibits to it under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the Registration Statement, omits certain information contained in the Registration Statement on file with the SEC pursuant to the Act and the rules and regulations of the thereunder.

The Registration Statement, including the exhibits thereto, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities Exchange Commission at 1-800-SEC-0330. Copies of such material may be obtained by mail at prescribed rates from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, you should refer to the filed document for the complete details. The Commission's Internet site located at www.sec.gov contains reports, proxy and information statements and other information regarding issuers that have electronically filed with the Commission.

FORWARD LOOKING STATEMENTS

This prospectus contains certain statements about our future business plans, including our current intention to develop and market new products and services in the future and our possible need for additional capital to finance our growth. Statements made in this prospectus regarding our future business prospects and capital needs are forward-looking statements under federal securities laws. There is no assurance that any statement about our future business potential will eventually actually occur or that our projected revenues and expenses will not be materially different that our current expectations. Our ability to proceed with the implementation of our business plans is subject to all of the risks discussed in this prospectus and our ability to estimate the time period for which such implementation would occur is subject to substantial uncertainty. Undue reliance should not be placed upon any forward looking statement contained in this Prospectus, including but not limited to statements about the introduction of new products and services, our need for additional capital and the anticipated timing in implementing any of our future business plans. These statements are based on the current expectations of our management, which may change in the future due to a large number of unanticipated future developments, including, but not limited to the Risk Factors set forth in this Prospectus.

                      ORGANIZATION OF MSTG SOLUTIONS, INC.

HISTORY

Our company is a Nevada corporation that changed its name from Tech Windows, a Nevada corporation to MSTG Solutions, Inc., a Nevada corporation during the fourth quarter of 2001. The major shareholders of the Company are Gil and Judy Kim, who jointly own 3,100,000 shares of common stock, and Strawberry Canyon Capital, Inc., whose sole shareholder is Lawrence Horwitz, owns 250,000 shares of common stock. Horwitz and Cron, a law firm in which Mr. Horwitz is a partner, provides legal work for our company.

Our operations have been financed exclusively by Gil and Judy Kim and the exercise of stock options. Initially, the Company was established to market long distance services through its network-marketing program. The Company has adjusted its plans to now focus exclusively upon small business related products and services.

                             BUSINESS OF THE COMPANY

GENERAL

On June 26, 2001 Tech Windows was incorporated in the state of Nevada. During its initial six months of existence, no business operations were conducted through Tech Windows. In February, 2002 the name of Tech Windows was changed to MSTG Solutions, Inc. We initially established our business to market long distance services through a network-marketing program. We have adjusted our plans to now focus exclusively upon providing products and services for small businesses.

Our management believes that it has established a convenient method to form a corporation or other similar business entity, obtain a professionally-designed business web site, retain professionals such as accountants, lawyers and salespeople and use these tools to generate income by sharing the Company's products and services to the end consumer.

Our main service, from August 2001 through January 2003, was providing education on the benefits and advantages of starting a home-based business, forming a business entity such as a corporation for asset protection and credit building, basic accounting principles, bookkeeping, tax planning, basic business laws and more. Our two training packages that were marketed, called the "C-Pak" and "Hi-Pak," provided for 12 months of education seminars, which include, but are not limited to, discussions and instructions on the following topics:

     o Business Entities and Strategies: Which is the best business entity for me?
     o Business Formalities: What do I need to do to comply with legal requirements to assure that my business entity protects my personal assets?
     o Setting up Books for your Company: How do I properly document my business income and expenses?
     o Basic Business Credit Profile Building: How will I build a business credit profile that has nothing to do with my personal credit profile?
     o Business Contracts: What contracts do I need and what are the key clauses of these contracts?
     o Tax Advantages: How can I legally save on federal and state income taxes?

We had local, regional and national training events, as well as national conference calls, in which our Independent Representatives and customers participated. Customers were awarded a Certificate of Attendance at the first educational seminar offered by our MSTG Academy that customers attended.

After the purchase of one of our training or education services, customers had one-year of free attendance to our Academy's educational training and seminars. In addition, should a customer decide to incorporate their business, the customer can avail themselves of our business filing service (a.k.a. corporate service or incorporation service), with state filing fees and list of officers' filing separate. Customers could choose to file their business entities within two years from the date of purchase of one of either of our training packages.

We intend that all of our products and services be marketed through our sales network of Independent Representatives. Our management believes that this sales network provides the critical link between our products and services and the end consumer.

As Independent Representatives became more familiar with our products and services, the Independent Representatives took over the continuing education and training of customers and new Independent Representatives directly after January 31, 2003. Since that time, when customer requirements have been fulfilled, all sales commissions have been paid from the Company's business filing sales ("Corporate Service"), Independent Representative fees and the Company's other small business services offered (i.e., bookkeeping services, legal services, website services). The Independent Representative(s) would be responsible for all associated costs of education and training. While there is no assurance that we will successfully expand our range of services to include any or all of the foregoing services, it is presently our intention to monitor the marketplace for products and services, which compliment the existing offerings, and to incorporate such products and services into our business plans.

Our current revenues are derived from one of three sources:

     o CORPORATE EDUCATION: While we have recently eliminated the trade name, "C-Pak," from our current marketing strategy, much of our historical revenue, under this category, arose from the sales of "C-Paks" and "Hi-Paks." "C-Paks" involved a one-time fee payable by the customer to receive education and training for one year and to file their business entity such as a corporation. "Hi-Paks" involved all of the items included in the "C-Pak," as well as a Company Book and Seal and an Incorporation Training Kit that included a book written by the Company, with additional information and brochures. We have replaced "C-Pak" and "Hi-Pak" with a one-time fee for which we provide all of the necessary services to file a customer's business entity. The "Hi-Pak" term is still used, but is now referred to as customers who purchase the one-time fee to file their business (a.k.a. incorporation service, corporate service) and become Optional Team Leader (OTL), as an Independent Representative of the Company. "Hi-Pak" is no longer linked with any type of education or training. There are no further education services.

     o REPRESENTATIVE AND AGENT FEES: These fees are paid by individuals who decide to join our network marketing sales force.

     o OTHER SMALL BUSINESS SERVICES: These are revenues generated from the various small business services we provide, including bookkeeping, business filing, corporate formalities, credit build-up, legal, mail forwarding, resident agent, voicemail and website services.

In addition to being our customers, customers can also become Independent Representatives by selling our products and services in order to earn sales commissions and sales commission overrides, depending upon their degree of involvement in the sales network and their success in marketing our products and services. We market our products and services through this sales network of Independent Representatives to market our products and services and sponsor and develop others to build their own sales organizations. We recorded revenues of $80,159 in fees for the twelve months ended July 31, 2002 by individuals for the purpose of joining our network marketing program.

No commissions are paid solely based on recruitment of others. When a product or service is sold, depending on the product or service, the sales commission is paid the next week or the next month to the Independent Representative making the sale. In addition, override commissions are also paid for the sale to the original Independent Representatives whom are in the sponsorship line of the Independent Representative who made the sale. When an Independent Representative joins the program, we provide an Independent Representative a Marketing Kit, allow presentations and trainings at any of our offices, occasionally organize area-training meetings at locations besides our offices, and designate personnel at the corporate office, specially trained to answer questions and inquiries from Independent Representatives and retail customers. We offer various communication avenues to our Independent Representatives to keep other Independent Representatives informed of any changes in the marketing of our products and services. The primary communication vehicles we utilize to keep our Independent Representatives informed include the extensive use of electronic mail, an interactive voicemail service and our website, http://www.mstgs.com.

Network marketing is primarily used for marketing based on personal sales, since it encourages the authorized sales agent, or Independent Representative, to use face-to-face meetings with potential customers and has the potential of attracting a large number of sales personnel within a short period of time, while avoiding significant advertising costs. Our marketing efforts towards individuals typically target small business owners or individuals seeking to start their own business, using the benefits of an advantageous business entity, such as a corporation. Our Independent Representatives can also offer customers with additional services such as bookkeeping, corporate formalities, company books and seals, legal, mail forwarding, resident agent, voicemail and website services that a typical small business may need. Our sales network sold approximately 95% of our products and services during the twelve months ended July 31, 2002.

Our Independent Representatives, generally engaged as independent contractors, are provided with an Independent Representative Marketing Kit at the purchase of the Optional Team Leader (OTL) position. After initial customer qualification requirements, they are given the opportunity to sell all of our products and services, sponsor other individuals to build their own sales organization, receive commissions based on their personal sales and override commissions of their sponsored Independent Representatives' sales, qualify for performance bonus commissions and qualify for other performance perks. All advertising and solicitation materials used by the Independent Representatives must be approved by us prior to use. We currently have over 3,000 Independent Representatives marketing our products and services throughout the United States and Canada. A substantial number of our Independent Representatives market our products and services on a part-time basis, only.

Throughout our operating history, each of our Independent Representatives is required to sign our Independent Representative Agreement. As of February 1, 2003, each Representative has two options: (1) become an Optional Customer Representative (OCR) with the payment of $99; or (2) become an Optional Team Leader (OTL) with the payment of $499. While both of these positions entitle the Independent Representative to receive personal sales commissions, only the OTL position entitles the Independent Representative to form his or her own sales organization, entitling the Independent Representative to receive override sales commissions based upon the performance of those in the Independent Representative's organization.

We derive revenues from the marketing efforts of its network marketing sales force. As an Independent Representative, the individual is free to build a team of other Independent Representatives in order to qualify for override sales commissions and performance bonus commissions. These teams then train and qualify the members of the teams to earn sales commissions, override commissions and performance bonus commissions throughout the entire organization.

COMPETITION

We believe that we have substantial competition in both the marketing of our products and services over the Internet and in attracting experienced authorized sales agents. Many of these competitors have longer operating histories, larger customer bases, greater brand name recognition and significantly greater financial, marketing and other resources than we do. In addition, other companies with superior financing to our company may elect to enter the market. Competitors may devote greater resources to marketing and promotional campaigns, and devote substantially more resources to website and systems development than we can. We cannot assure you that we will be able to compete successfully against current and future competitors, and competitive pressures may have a material adverse effect on our business, prospects, financial condition and results of operations. Further as a strategic response to changes in the competitive environment, our management may, from time to time, make certain service or marketing decisions or acquisitions that could have a material adverse effect on our business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on us.

Increased competition may result in reduced operating margins, loss of market share and a diminished franchise value. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures that we face may have a material adverse effect on our business, prospects, financial condition and results of operations. Further as a strategic response to changes in the competitive environment, we may, from time-to-time, make certain service or marketing decisions or acquisitions that could have a material adverse affect on our business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on us. In addition, companies that control access to transactions through network access or Web browsers could promote our competitors or charge us a substantial fee for inclusion.

Our competitors include virtually all companies that offer some or all of our products and services and all companies that market any product or service utilizing network marketing.

INTELLECTUAL PROPERTY

We currently have an application pending with the United States Patent and Trademark Office for registration of the name "MSTG Solutions" as a trademark. We have also registered the website domain name of www.mstgs.com.

We do not rely on proprietary technology in providing our services and products over the Internet. While we use technology, which has been customized for its own purposes, we have deliberately avoided becoming overly dependent on any one technology. By avoiding reliance on any one technology, we will be able to take advantage of technological advances to provide improved accessibility to its content.

We have no collective labor agreements.

EMPLOYEES

As of the date hereof, we have four full-time employees. We hire independent contractors on an "as needed" basis only. We have no collective bargaining agreements with our employees. We believe that our employee relationships are satisfactory. In the long term, we will attempt to hire additional employees, as needed, based upon our growth rate.

PROPERTIES AND FACILITIES

As of the date hereof, our main administrative offices are located at 3111 North Tustin Avenue, Suite 280, Orange, California 92865, consisting of 3,000 square feet, with a lease obligation of $4,870 per month. We also maintain satellite offices in Las Vegas, Nevada located at 3900 Paradise Road, Suite 120, Las Vegas, Nevada 89109, consisting of 900 square feet, with a lease obligation of $1,591 per month and in San Diego, California located at 2667 Camino Del Rio South, Suite 106, San Diego, California 92108, consisting of 800 square feet, with a lease obligation of $1,357 per month.

LITIGATION

To the best knowledge of our Management, there is currently no material litigation pending or threatened against the Company.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors and officers are as follows:

     NAME             AGE     OFFICE
     ---------------------------------------------------------------------------

     Gil Kim          47      President and Chairman of the Board of Directors

     Judy Kim         47      Vice President, Controller, Secretary and Director

GIL KIM, AGE 47 - PRESIDENT AND CHAIRMAN OF THE BOARD. Mr. Kim began his career in network marketing as an Independent Representative of NTC (National Telephone and Communications, Inc.) in 1993. NTC was a reseller of long distance telephone services. When the president of the marketing division of NTC left in February 2000 to build PriceNetUSA, he asked Mr. Kim to market PriceNet's products. Mr. Kim worked on behalf of NTC from 1993 until he began working on behalf of PriceNetUSA. PriceNet was an online e-commerce company marketed through an extensive network of independent sales representatives. Many of the current representatives of our company worked with Mr. Kim at PriceNet. During Mr. Kim's one year of participation in the PriceNet marketing effort, he was an Independent Sales Representative marketing PriceNet's online shopping mall. Mr. Kim has been a licensed California real estate agent since June, 2000 and continues to be an active investor in various companies. On June 26, 2001 Gil and Judy Kim formed Tech Windows. In February, 2002 the name of this corporation was changed to MSTG Solutions, Inc. Mr. Kim has been employed by MSTG since its inception in August, 2001.

JUDY KIM, AGE 47 - VICE PRESIDENT, CONTROLLER, SECRETARY AND DIRECTOR. Mrs. Kim is the wife of Gil Kim. She attended Hon Yik University, earning a degree in Arts. From 1984 through 1991, Mrs. Kim was a partner in Young Shin Chiropractic Services. From 1992 through 1997, Mrs. Kim managed a restaurant and a convenience market owned by both Mr. Kim and Mrs. Kim. She also actively assisted Mr. Kim in organizing the network marketing organizations, operating with Mr. Kim at NTC and PriceNetUSA. Mrs. Kim has been employed by MSTG Solutions, Inc. since its inception in August 2001.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

The following table attached notes sets forth the compensation of our executive officers and directors during the twelve months ended July 31, 2003:

                                                                                     Long Term Compensation
                                                                                     ----------------------
                                      Annual Compensation
                                      -------------------
                                                                                Awards                 Payouts
                                                                       ------------------------  ----------------------
                                                            Other                  Securities
Name and Principal                                          annual                 Underlying     LTIP      All other
Position                    Year    Salary      Bonus    Compensation  Options(2)  Options/SARs  Payouts   Compensation

Gil Kim - President(1)      2001        -0-        -0-       None       500,000        -0-         None        None
                            2002   $263,000   $210,661       None            --        -0-         None        None
                            2003   $135,000   $219,519       None                      -0-         None        None

Judy Kim - Vice             2001        -0-        -0-       None            --        -0-         None        None
President, Controller       2002   $ 52,000        -0-       None            --        -0-         None        None
                            2003   $135,000        -0-       None            --        -0-         None        None
                            ----   --------   --------       ----       -------      -------       ----        ----
All officers as a group     2001        -0-        -0-       None       500,000        -0-         None        None
(2 persons)                 2002   $315,000   $210,661       None            --        -0-         None        None
                            2003   $270,000   $219,519       None            --        -0-         None        None
                                   ========                  ====       =======      =======       ====        ====

         TOTAL                     $585,000   $430,180       NONE       500,000        -0-         NONE        NONE
                                   ========   ========       ====       =======      =======       ====        ====

NOTES TO EXECUTIVE COMPENSATION
-------------------------------

(1) The remuneration described in the table does not include our cost for benefits furnished to the named executive officers, including premiums for health insurance, reimbursement of expenses, and other benefits provided to such individual that are extended in connection with the ordinary conduct of the Company's business. The value of such benefits cannot be precisely determined, but the executive officers named above did not receive other compensation in excess of the lesser of $25,000 or 10% of such officers' cash compensation.

(2) The options have an exercise price of $0.25 per share. All options issued by us contain a right to acquire one share of Common Stock per option. All options currently issued and outstanding (500,000 issued to Gil and Judy Kim and 250,000 issued to Strawberry Canyon Capital, Inc.) are exercisable into shares of restricted stock, within the next 60 days.

EMPLOYMENT AGREEMENTS
---------------------

The Company had an employment agreement with Judy Kim, its Vice President, Controller and Secretary, dated December 1, 2001. The agreement had a term of five years, provided for an annual salary of $52,000, and incentive cash and stock option bonuses. There was no severance provision. A revised and amended agreement, dated, December 1, 2002, provides for an annual salary of $180,000 with all other terms of the agreement remaining the same.

The Company had an employment agreement with Gil Kim, its President, dated December 1, 2001. This agreement had a term of five years, provided for an annual salary of $260,000, and incentive cash and stock option bonuses. There was no severance provision. A revised and amended agreement, dated December 1, 2002, provides for an annual salary of $180,000 with all other terms of the agreement remaining the same.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

On January 25, 2002 we executed a Retainer Agreement with Horwitz & Cron to provide legal services to our Company. Pursuant to the terms of that Retainer Agreement, we issued 250,000 shares of Common Stock to Strawberry Canyon Capital, Inc., valued at $0.06 per share, as well as 250,000 options to acquire Common Stock at an exercise price of $0.50 per share as payment for legal services rendered, and to be rendered, by Horwitz & Cron on our behalf. Strawberry Canyon Capital, Inc. is a corporation wholly owned by Lawrence W. Horwitz, a partner of Horwitz & Cron. Horwitz & Cron is receiving $50,000 as payment for legal services provided in connection with this offering. All options issued by us contain a right to acquire one share of Common Stock per option. All options currently issued and outstanding (500,000 issued to Gil and Judy Kim and 250,000 issued to Strawberry Canyon Capital, Inc.) are exercisable into shares of restricted stock, within the next 60 days.

              SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL OWNERS

The following table sets forth certain information regarding beneficial ownership of our Common Stock and stock options as August 15, 2003 by each stockholder known by us to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, each of our directors, and all directors and officers as a group.

                                       Shares of                   Percent of
Name and Address                    Common Stock(1)                 Class(2)
----------------                    ---------------                ----------

Gil Kim and Judy Kim, JWTROS(2)        3,600,000                      70.5%

Lawrence W. Horwitz                      500,000                       9.6%
                                       ---------                      -----
All Officers and Directors
as a Group (2 persons)                 3,600,000                      70.5%
                                       =========                      =====
---------------

(1) Except as otherwise indicated, we believe that the beneficial owners of Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person. Mr. and Mrs. Kim own 3,100,000 shares of Common Stock and 500,000 options to acquire Common Stock exercisable at $0.25 per share. Strawberry Canyon Capital, Inc., a corporation wholly owned by Lawrence W. Horwitz, a partner of Horwitz & Cron, owns 250,000 shares of Common Stock and 250,000 options to acquire Common Stock exercisable at $0.50 per share.

(2) C/o MSTG Solutions, Inc., 3111 North Tustin Avenue, Suite 280, Orange, California 92865.

Upon our formation, we issued 3,100,000 shares to our founders, Gil and Judy Kim. We also issued to Gil and Judy Kim 500,000 options to acquire Common Stock at an exercise price of $0.25 per share. On January 25, 2002 we executed a Retainer Agreement with Horwitz & Cron to provide legal services to our Company. Pursuant to the terms of that Retainer Agreement, we issued 250,000 shares of Common Stock to Strawberry Canyon Capital, Inc., as well as 250,000 options to acquire Common Stock at an exercise price of $0.50 per share as payment for legal services rendered, and to be rendered, by Horwitz & Cron on our behalf. Strawberry Canyon Capital, Inc. is a corporation wholly owned by Lawrence W. Horwitz, a partner of Horwitz & Cron.

                              SELLING SHAREHOLDERS

The  Registration  Statement,  of which this  Prospectus  is a part,  registers:
1,773,767 shares of our Common Stock that were previously issued to individuals and entities exercising our stock options. We are not registering any shares for resale pursuant to the exercise of options. The following table sets forth the number of shares of Common Stock that may be offered for sale, from time to time, by Selling Shareholders:

--------------------------------------------------------------------------------
                                                                     PERCENTAGE
                                                    SHARES OF        OWNED, IF
          SHAREHOLDER                              COMMON STOCK     MORE THAN 1%
--------------------------------------------------------------------------------
      1   1st Step Enterprises, Inc                       200            *
--------------------------------------------------------------------------------
      2   A. Daniel Pezzota                               200            *
--------------------------------------------------------------------------------
      3   Abigail Planas                               22,800            *
--------------------------------------------------------------------------------
      4   Abner Gaurino                                 1,000            *
--------------------------------------------------------------------------------
      5   Alan Tan                                      4,300            *
--------------------------------------------------------------------------------
      6   Alberto Murillio                                200            *
--------------------------------------------------------------------------------
      7   Alexander Santiago                            2,900            *
--------------------------------------------------------------------------------
      8   Alfred Dawkins                                  200            *
--------------------------------------------------------------------------------
      9   Alice Eliazo                                  1,000            *
--------------------------------------------------------------------------------
     10   Alice Maldonado                                 100            *
--------------------------------------------------------------------------------
     11   Alicia and Albert Maldonado                     200            *
--------------------------------------------------------------------------------
     12   Allan Solidum                                   200            *
--------------------------------------------------------------------------------
     13   Alvin Griffin                                   200            *
--------------------------------------------------------------------------------
     14   Amante Bermundo                               1,000            *
--------------------------------------------------------------------------------
     15   Amelia Ramirez                                  200            *
--------------------------------------------------------------------------------
     16   Amy Saroca                                      200            *
--------------------------------------------------------------------------------
     17   Andon Armao                                     200            *
--------------------------------------------------------------------------------
     18   Andres Briones                                3,600            *
--------------------------------------------------------------------------------
     19   Andrew Kong                                   5,700            *
--------------------------------------------------------------------------------
     20   Angelina Nicolas                              4,500            *
--------------------------------------------------------------------------------
     21   Anke McKiernan                                  200            *
--------------------------------------------------------------------------------
     22   Anita Pascua                                  3,875            *
--------------------------------------------------------------------------------
     23   Anita Tolentino-Macaraeg                      1,800            *
--------------------------------------------------------------------------------
     24   Anne Beaudoin                                   400            *
--------------------------------------------------------------------------------
     25   Annette Jung                                 29,200            *
--------------------------------------------------------------------------------
     26   Annette Velasco                                 200            *
--------------------------------------------------------------------------------
     27   Annie Pengosro                                  200            *
--------------------------------------------------------------------------------
     28   Anthony Macaraeg                                400            *
--------------------------------------------------------------------------------
     29   Anthony Pezzotta                              2,900            *
--------------------------------------------------------------------------------
     30   Antonio Chavez, Jr.                           1,994            *
--------------------------------------------------------------------------------
     31   Antonio Padron                                3,600            *
--------------------------------------------------------------------------------
     32   Araceli Mercado                               1,000            *
--------------------------------------------------------------------------------
     33   Araceli Totten                                3,000            *
--------------------------------------------------------------------------------
     34   Arminda Tolentino                            11,400            *
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     35   Arnaldo Hinagpis                                200            *
--------------------------------------------------------------------------------
     36   Arnold Anthony-Dauz                             200            *
--------------------------------------------------------------------------------
     37   Arturo Ramos                                  1,000            *
--------------------------------------------------------------------------------
     38   Audrey Hsu                                   12,000            *
--------------------------------------------------------------------------------
     39   Aurora Lorenzo                                3,200            *
--------------------------------------------------------------------------------
     40   Beatrice Pracale-Bermudez                       650            *
--------------------------------------------------------------------------------
     41   Benjamin Lopez                                1,000            *
--------------------------------------------------------------------------------
     42   Benjamina Ballesteros                         2,000            *
--------------------------------------------------------------------------------
     43   Bernadette Nobleza                            2,500            *
--------------------------------------------------------------------------------
     44   Beryl Curtom                                    200            *
--------------------------------------------------------------------------------
     45   Betty Kim                                     7,400            *
--------------------------------------------------------------------------------
     46   Bill Balisi                                  15,000            *
--------------------------------------------------------------------------------
     47   Bituin Vita                                   1,600            *
--------------------------------------------------------------------------------
     48   Bong Magtanong                                3,700            *
--------------------------------------------------------------------------------
     49   Bryan Grayson                                 2,000            *
--------------------------------------------------------------------------------
     50   Bryant and Yolanda Delenela                   5,000            *
--------------------------------------------------------------------------------
     51   Carina Geluz                                 28,600            *
--------------------------------------------------------------------------------
     52   Carlo Corsame                                10,000            *
--------------------------------------------------------------------------------
     53   Carlos Ilem                                  25,700            *
--------------------------------------------------------------------------------
     54   Carlos Macaraeg                              20,000            *
--------------------------------------------------------------------------------
     55   Carmel Laurel                                   300            *
--------------------------------------------------------------------------------
     56   Carmen Hernandez                              4,000            *
--------------------------------------------------------------------------------
     57   Carmichael Llaban                               200            *
--------------------------------------------------------------------------------
     58   Carole Robb Bisson                              400            *
--------------------------------------------------------------------------------
     59   Carrier Walker                                  200            *
--------------------------------------------------------------------------------
     60   Caryn Guillermo                                 750            *
--------------------------------------------------------------------------------
     61   Celestial Treasure, Inc.                      3,400            *
--------------------------------------------------------------------------------
     62   Charlene Makaiwi                                300            *
--------------------------------------------------------------------------------
     63   Charles Davis                                   300            *
--------------------------------------------------------------------------------
     64   Chaunus & Chaumeiko Thompson                    200            *
--------------------------------------------------------------------------------
     65   Cherry Pie Abracesa                             200            *
--------------------------------------------------------------------------------
     66   Chita Fulinara                                  200            *
--------------------------------------------------------------------------------
     67   Christine Fulinara Soria                        200            *
--------------------------------------------------------------------------------
     68   Christine Richie                                300            *
--------------------------------------------------------------------------------
     69   Christy Hui                                  10,000            *
--------------------------------------------------------------------------------
     70   Cielo Fuentes                                14,950            *
--------------------------------------------------------------------------------
     71   Cindi Drake                                   3,600            *
--------------------------------------------------------------------------------
     72   Cindy Lou Langhammer                            200            *
--------------------------------------------------------------------------------
     73   Clifton Mouzon                                3,000            *
--------------------------------------------------------------------------------
     74   Conchita A Vincente                             200            *
--------------------------------------------------------------------------------
     75   Consolacion Malgapo                             200            *
--------------------------------------------------------------------------------
     76   Corazon Villanueva-Flascha                    3,900            *
--------------------------------------------------------------------------------
     77   Cres Velechovsky                                400            *
--------------------------------------------------------------------------------
     78   Cristina Nicolas                                300            *
--------------------------------------------------------------------------------
     79   Crystal Persaud                              10,000            *
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     80   Cynthia Guillermo                             2,450            *
--------------------------------------------------------------------------------
     81   D. C. Rodgers                                   300            *
--------------------------------------------------------------------------------
     82   Daisy M. Hinagpis                             3,000            *
--------------------------------------------------------------------------------
     83   Dale Gardin                                     300            *
--------------------------------------------------------------------------------
     84   Dalisay Hungerford                              200            *
--------------------------------------------------------------------------------
     85   Dalisay Lacson                                  200            *
--------------------------------------------------------------------------------
     86   Dana Gooden                                   3,700            *
--------------------------------------------------------------------------------
     87   Daniel Fuentes                                  300            *
--------------------------------------------------------------------------------
     88   Daniel Manalang                               2,500            *
--------------------------------------------------------------------------------
     89   Dante Arpon                                     200            *
--------------------------------------------------------------------------------
     90   Dante Laguitan                                  100            *
--------------------------------------------------------------------------------
     91   Dave Keleti                                     200            *
--------------------------------------------------------------------------------
     92   David Tucker                                    200            *
--------------------------------------------------------------------------------
     93   Dawtrell Williams                               200            *
--------------------------------------------------------------------------------
     94   Dean Campbell                                   200            *
--------------------------------------------------------------------------------
     95   Dele Hope Esiri                                 200            *
--------------------------------------------------------------------------------
     96   Delia Gedang                                 26,000            *
--------------------------------------------------------------------------------
     97   Delio & Juliana Tocong                        4,000            *
--------------------------------------------------------------------------------
     98   Derold Walls                                    200            *
--------------------------------------------------------------------------------
     99   Diana Roque                                   3,600            *
--------------------------------------------------------------------------------
    100   Don Harrington                                  200            *
--------------------------------------------------------------------------------
    101   Doris Cleve                                     400            *
--------------------------------------------------------------------------------
    102   Douglas Ensminger                             5,000            *
--------------------------------------------------------------------------------
    103   Dream Savers, Inc.                            3,100            *
--------------------------------------------------------------------------------
    104   E.N.N.K., Inc.                                  200            *
--------------------------------------------------------------------------------
    105   Earl Peter Totten                               200            *
--------------------------------------------------------------------------------
    106   Earnest Solomon                                 200            *
--------------------------------------------------------------------------------
    107   Eddie Salazar                                   200            *
--------------------------------------------------------------------------------
    108   Edgardo Medina                                2,700            *
--------------------------------------------------------------------------------
    109   Edita Tavera                                  3,600            *
--------------------------------------------------------------------------------
    110   Edith Clark                                   1,800            *
--------------------------------------------------------------------------------
    111   Edmundo Nicolas                               4,000            *
--------------------------------------------------------------------------------
    112   Edna Sales                                      200            *
--------------------------------------------------------------------------------
    113   Eduardo & Felicidad Geaga                    30,000            *
--------------------------------------------------------------------------------
    114   Eduardo Axtle                                 3,000            *
--------------------------------------------------------------------------------
    115   Edward Bello                                  2,900            *
--------------------------------------------------------------------------------
    116   Edward Marifosque                             2,500            *
--------------------------------------------------------------------------------
    117   Edward Badillo                                  300            *
--------------------------------------------------------------------------------
    118   Edward Mills                                    200            *
--------------------------------------------------------------------------------
    119   Edward T. Pascua                                200            *
--------------------------------------------------------------------------------
    120   Edwin Guillermo                                 750            *
--------------------------------------------------------------------------------
    121   Efren Inenita Lucena                            200            *
--------------------------------------------------------------------------------
    122   Elaina Favis                                  3,300            *
--------------------------------------------------------------------------------
    123   Eldridge Pabssley                               400            *
--------------------------------------------------------------------------------
    124   Eleanor Ambat                                   200            *
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    125   Eliseo Solomon                                  200            *
--------------------------------------------------------------------------------
    126   Elizabeth Wilson                              1,000            *
--------------------------------------------------------------------------------
    127   Elizabeth Anna Tate                             200            *
--------------------------------------------------------------------------------
    128   Elpidio & Zenaida De Leon                       200            *
--------------------------------------------------------------------------------
    129   Elsa Embesan                                    200            *
--------------------------------------------------------------------------------
    130   Emil John Estolano                              200            *
--------------------------------------------------------------------------------
    131   Emile Laurel                                  3,000            *
--------------------------------------------------------------------------------
    132   Emma Eastman                                  1,000            *
--------------------------------------------------------------------------------
    133   Emmanuel Madlansacay                            200            *
--------------------------------------------------------------------------------
    134   Emmanuel Ochoco                                 200            *
--------------------------------------------------------------------------------
    135   Emmy Vera Cruz                                1,000            *
--------------------------------------------------------------------------------
    136   Erick Guillermo                                 750            *
--------------------------------------------------------------------------------
    137   Erlinda Miranda                                 400            *
--------------------------------------------------------------------------------
    138   Ernesto Carlos, Jr.                             200            *
--------------------------------------------------------------------------------
    139   Ernesto Favis                                12,000            *
--------------------------------------------------------------------------------
    140   Esera Satele                                    500            *
--------------------------------------------------------------------------------
    141   Estela Fulinara                               6,709            *
--------------------------------------------------------------------------------
    142   Estrella Costales                             2,000            *
--------------------------------------------------------------------------------
    143   Estrella Yuzon Pontiveros                     1,000            *
--------------------------------------------------------------------------------
    144   Ethel Fulinara Arreola                          200            *
--------------------------------------------------------------------------------
    145   Eve English                                     400            *
--------------------------------------------------------------------------------
    146   Evelyn & Marino Fontecha                      2,000            *
--------------------------------------------------------------------------------
    147   Fai Hui                                      12,000            *
--------------------------------------------------------------------------------
    148   Fe Pabalan                                   16,000            *
--------------------------------------------------------------------------------
    149   Felicidad Miana                              10,000            *
--------------------------------------------------------------------------------
    150   Felie Syfu                                    3,300            *
--------------------------------------------------------------------------------
    151   Felipe & Teresita Angus                       3,600            *
--------------------------------------------------------------------------------
    152   Felix Bejarano                                  200            *
--------------------------------------------------------------------------------
    153   Ferdinand Rubio                                 300            *
--------------------------------------------------------------------------------
    154   Fernando Lopez                                  200            *
--------------------------------------------------------------------------------
    155   Flordeliza Corpuz                               200            *
--------------------------------------------------------------------------------
    156   Florida Bomongcag                               200            *
--------------------------------------------------------------------------------
    157   Francisco Rendon                                200            *
--------------------------------------------------------------------------------
    158   Franco Filice                                23,800            *
--------------------------------------------------------------------------------
    159   Frank Rodriguez                                 200            *
--------------------------------------------------------------------------------
    160   Frederick Madrid                              1,800            *
--------------------------------------------------------------------------------
    161   George Kelman                                   400            *
--------------------------------------------------------------------------------
    162   Gerald & Carina Geluz                         3,000            *
--------------------------------------------------------------------------------
    163   Gerald Beuman                                 4,400            *
--------------------------------------------------------------------------------
    164   Gerald Johnson                                3,000            *
--------------------------------------------------------------------------------
    165   Gerri Harris                                    200            *
--------------------------------------------------------------------------------
    166   Gil Cornel, Jr.                               4,600            *
--------------------------------------------------------------------------------
    167   Gilbert Chavez                                  200            *
--------------------------------------------------------------------------------
    168   Giovanny Guzman                                 200            *
--------------------------------------------------------------------------------
    169   Glenda Pryor                                    200            *
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    170   Gloria Sanders                                1,000            *
--------------------------------------------------------------------------------
    171   Gonzalo Estrada, Jr.                            200            *
--------------------------------------------------------------------------------
    172   Grace Persaud                                 5,000            *
--------------------------------------------------------------------------------
    173   Gracieta Cilot                                  200            *
--------------------------------------------------------------------------------
    174   Gregory Ulanday                               5,200            *
--------------------------------------------------------------------------------
    175   Guillermo Rustia                                200            *
--------------------------------------------------------------------------------
    176   Guillermo Pidlaoan, Jr.                         200            *
--------------------------------------------------------------------------------
    177   Gujuan Smith                                  2,600            *
--------------------------------------------------------------------------------
    178   Hae Sook Choi                                   600            *
--------------------------------------------------------------------------------
    179   Harvey Carrathus                                400            *
--------------------------------------------------------------------------------
    180   Helen Grace Aquino                              200            *
--------------------------------------------------------------------------------
    181   Helen Reyes                                   3,600            *
--------------------------------------------------------------------------------
    182   Helen Salim                                   3,600            *
--------------------------------------------------------------------------------
    183   Henry & Melba Thompson                          200            *
--------------------------------------------------------------------------------
    184   Henry K Lopez                                 3,300            *
--------------------------------------------------------------------------------
    185   Henry Stevens                                   200            *
--------------------------------------------------------------------------------
    186   Herbert Magtoto                                 200            *
--------------------------------------------------------------------------------
    187   Hermilo Pabalan                              15,000            *
--------------------------------------------------------------------------------
    188   Homer-Chris Victoria                          3,300            *
--------------------------------------------------------------------------------
    189   Iluminada Lim                                   200            *
--------------------------------------------------------------------------------
    190   Imelda Almazan                                  300            *
--------------------------------------------------------------------------------
    191   Imelda Bermundo                               1,000            *
--------------------------------------------------------------------------------
    192   Irene Aubertin                                  400            *
--------------------------------------------------------------------------------
    193   Irene Olotoa                                  2,800            *
--------------------------------------------------------------------------------
    194   Irina Aleksandryan                              200            *
--------------------------------------------------------------------------------
    195   Isabelita Palpal-Latoc                        3,000            *
--------------------------------------------------------------------------------
    196   Ismaelita Magtanong                           3,100            *
--------------------------------------------------------------------------------
    197   J. Bridget Fisher                               200            *
--------------------------------------------------------------------------------
    198   J. Chivante                                   1,000            *
--------------------------------------------------------------------------------
    199   Jack Arambula                                   200            *
--------------------------------------------------------------------------------
    200   Jacqueline Patricio                             200            *
--------------------------------------------------------------------------------
    201   Jacqueline Johnson                              300            *
--------------------------------------------------------------------------------
    202   Jacques de Schamps                            4,400            *
--------------------------------------------------------------------------------
    203   Jacques Deschamps & George Seguin             4,400            *
--------------------------------------------------------------------------------
    204   Jaime B. Roaquin, Jr.                         3,600            *
--------------------------------------------------------------------------------
    205   Jaime Leviste                                 5,000            *
--------------------------------------------------------------------------------
    206   James Bello                                     200            *
--------------------------------------------------------------------------------
    207   James Lopez                                     200            *
--------------------------------------------------------------------------------
    208   James McQuirter                               2,800            *
--------------------------------------------------------------------------------
    209   Janice Mesa                                     200            *
--------------------------------------------------------------------------------
    210   Jasmin Nimez                                    200            *
--------------------------------------------------------------------------------
    211   Jasmine Penano                                  200            *
--------------------------------------------------------------------------------
    212   Jason Wang                                      200            *
--------------------------------------------------------------------------------
    213   Jean Carter                                   4,400            *
--------------------------------------------------------------------------------
    214   Jean Villeneuve                               3,400            *
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    215   Jeffrey Reyes Roxas                           4,300            *
--------------------------------------------------------------------------------
    216   Jenny Ku                                        200            *
--------------------------------------------------------------------------------
    217   Jerry Coleman                                 3,600            *
--------------------------------------------------------------------------------
    218   Jesse Badiang                                 1,000            *
--------------------------------------------------------------------------------
    219   Jessie Griffin                                  300            *
--------------------------------------------------------------------------------
    220   Jocelyn Enriquez                              1,800            *
--------------------------------------------------------------------------------
    221   Joe M. Godimez                                  200            *
--------------------------------------------------------------------------------
    222   Joey Tan                                        100            *
--------------------------------------------------------------------------------
    223   John Davis                                    7,200            *
--------------------------------------------------------------------------------
    224   John Fuentes                                  2,800            *
--------------------------------------------------------------------------------
    225   John Stark                                      200            *
--------------------------------------------------------------------------------
    226   Jonathan Golfo                                5,000            *
--------------------------------------------------------------------------------
    227   Jonathan Planas                               2,700            *
--------------------------------------------------------------------------------
    228   Jorge Cordoba                                   200            *
--------------------------------------------------------------------------------
    229   Jose C. Atil, Jr.                             3,300            *
--------------------------------------------------------------------------------
    230   Jose Regacho, Jr.                               200            *
--------------------------------------------------------------------------------
    231   Jose Del Rosario                                200            *
--------------------------------------------------------------------------------
    232   Josefina Valencia                               200            *
--------------------------------------------------------------------------------
    233   Joseph Luna                                     200            *
--------------------------------------------------------------------------------
    234   Joseph Polic                                    400            *
--------------------------------------------------------------------------------
    235   Josephine Wang                                1,800            *
--------------------------------------------------------------------------------
    236   Joyce Butler                                  1,200            *
--------------------------------------------------------------------------------
    237   Joyce Kilner                                  3,600            *
--------------------------------------------------------------------------------
    238   Joyce Wells                                     200            *
--------------------------------------------------------------------------------
    239   Juan Planas, III                             47,800            *
--------------------------------------------------------------------------------
    240   Juana Torio                                   3,300            *
--------------------------------------------------------------------------------
    241   Julian Caparaz                                  150            *
--------------------------------------------------------------------------------
    242   Julie Fe Relopez                                200            *
--------------------------------------------------------------------------------
    243   Julieta Neal                                    200            *
--------------------------------------------------------------------------------
    244   Kaila Beltrano                               10,000            *
--------------------------------------------------------------------------------
    245   Kayumanggi Ongchangco                         1,800            *
--------------------------------------------------------------------------------
    246   Ken Thompson                                  4,000            *
--------------------------------------------------------------------------------
    247   Kevin McGinn                                 10,000            *
--------------------------------------------------------------------------------
    248   Khang Truong                                 10,000            *
--------------------------------------------------------------------------------
    249   Khim Marchadesch                                300            *
--------------------------------------------------------------------------------
    250   Lamar Legaspi                                 1,200            *
--------------------------------------------------------------------------------
    251   Lancaster Zabalerio                             400            *
--------------------------------------------------------------------------------
    252   Laveai Falealili                                200            *
--------------------------------------------------------------------------------
    253   Lenette Dimitui                                 200            *
--------------------------------------------------------------------------------
    254   Leo Robinson                                  4,400            *
--------------------------------------------------------------------------------
    255   Leonar Canlas                                   200            *
--------------------------------------------------------------------------------
    256   Leonard Totten                                  200            *
--------------------------------------------------------------------------------
    257   Lewko Waschuk                                   400            *
--------------------------------------------------------------------------------
    258   Librada Quintas                                 200            *
--------------------------------------------------------------------------------
    259   Lilli Ann Bernarbe                              200            *
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    260   Lillian Menor                                   200            *
--------------------------------------------------------------------------------
    261   Lily Cordero                                  1,800            *
--------------------------------------------------------------------------------
    262   Lina Resureccion                              1,000            *
--------------------------------------------------------------------------------
    263   Liza Cornel                                  21,600            *
--------------------------------------------------------------------------------
    264   Lolita Albaniel-Brown                           200            *
--------------------------------------------------------------------------------
    265   Lorelie Sales                                10,000            *
--------------------------------------------------------------------------------
    266   Lorenzo Nicholas                                400            *
--------------------------------------------------------------------------------
    267   Lorenzo Love                                    200            *
--------------------------------------------------------------------------------
    268   Loreta Rabina                                   200            *
--------------------------------------------------------------------------------
    270   Louisette Beaudoin-Lafleur                    3,300            *
--------------------------------------------------------------------------------
    271   Lourdes Planas                                3,600            *
--------------------------------------------------------------------------------
    272   Lualhati Dinglasan                              800            *
--------------------------------------------------------------------------------
    273   Lucille Aguiluz                               7,200            *
--------------------------------------------------------------------------------
    274   Ludy Grosnickle                              10,000            *
--------------------------------------------------------------------------------
    275   Luis Amaya & Cesar Miana                        200            *
--------------------------------------------------------------------------------
    276   Lupe Huerta                                   3,600            *
--------------------------------------------------------------------------------
    277   Luta Letecia Coulon                             200            *
--------------------------------------------------------------------------------
    278   Lyle Carlton                                    200            *
--------------------------------------------------------------------------------
    279   Macky Lasmarias                                 200            *
--------------------------------------------------------------------------------
    280   Manolo Nicolas                                  200            *
--------------------------------------------------------------------------------
    281   Manuel Lasmarias, Jr.                           200            *
--------------------------------------------------------------------------------
    282   Manuel Seneres                                  200            *
--------------------------------------------------------------------------------
    283   Marcelino Perez                                 200            *
--------------------------------------------------------------------------------
    284   Marcelo Nobleza                               3,000            *
--------------------------------------------------------------------------------
    285   Marciano Hinagpis                             3,500            *
--------------------------------------------------------------------------------
    286   Marciano de Guzman                              200            *
--------------------------------------------------------------------------------
    287   Margaret O'Brien                                300            *
--------------------------------------------------------------------------------
    288   Maria Axtle                                     200            *
--------------------------------------------------------------------------------
    289   Maria Hill                                    8,600            *
--------------------------------------------------------------------------------
    290   Maria Leah Samaniego                            200            *
--------------------------------------------------------------------------------
    291   Maria Pracale-Ocampo                            150            *
--------------------------------------------------------------------------------
    292   Maria Tinoco                                    200            *
--------------------------------------------------------------------------------
    293   Maria Victoria Millare                          200            *
--------------------------------------------------------------------------------
    294   Marie Foote                                     200            *
--------------------------------------------------------------------------------
    295   Marilou & Danilo Villarico                    3,600            *
--------------------------------------------------------------------------------
    296   Marilou Schmidt                                 200            *
--------------------------------------------------------------------------------
    297   Marilyn Bustamante                            3,300            *
--------------------------------------------------------------------------------
    298   Marilyn Lanot                                   200            *
--------------------------------------------------------------------------------
    299   Marisa Ricafrente                             1,000            *
--------------------------------------------------------------------------------
    300   Marissa Calica                                  200            *
--------------------------------------------------------------------------------
    301   Mark Slater                                     200            *
--------------------------------------------------------------------------------
    302   Marlon Rivera                                   200            *
--------------------------------------------------------------------------------
    303   Mars Charifa                                  2,000            *
--------------------------------------------------------------------------------
    304   Marshall Walker, III                            300            *
--------------------------------------------------------------------------------
    305   Martina C Bumacod                               200            *
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    306   Mary Ann Espina                                 200            *
--------------------------------------------------------------------------------
    307   Matt Simison                                 29,200            *
--------------------------------------------------------------------------------
    308   May Usison                                      400            *
--------------------------------------------------------------------------------
    309   Melba Thompson                                1,200            *
--------------------------------------------------------------------------------
    310   Melve Ma                                        200            *
--------------------------------------------------------------------------------
    311   Melvia Miller-Price                             300            *
--------------------------------------------------------------------------------
    312   Melvin Penano                                   200            *
--------------------------------------------------------------------------------
    313   Melvyn Beck                                     200            *
--------------------------------------------------------------------------------
    314   Michael Dwane Bolden                         16,000            *
--------------------------------------------------------------------------------
    315   Michael Newman                                  200            *
--------------------------------------------------------------------------------
    316   Michael Wilson                                  200            *
--------------------------------------------------------------------------------
    317   Miguelita Nicer                                 200            *
--------------------------------------------------------------------------------
    318   Mildred Murphy                              150,000             3%
--------------------------------------------------------------------------------
    319   Multiple Streams, Inc.                        4,000            *
--------------------------------------------------------------------------------
    320   Myrna Vinas                                     200            *
--------------------------------------------------------------------------------
    321   Nadia Waschuk                                21,100            *
--------------------------------------------------------------------------------
    322   Namita Saini                                  3,100            *
--------------------------------------------------------------------------------
    323   Nancy Cabanilla                               1,250            *
--------------------------------------------------------------------------------
    324   Nathan Makaiwi                                3,000            *
--------------------------------------------------------------------------------
    325   Natividad Costa                                 200            *
--------------------------------------------------------------------------------
    326   Nelia Jose                                    3,100            *
--------------------------------------------------------------------------------
    327   Nelia Martin                                    200            *
--------------------------------------------------------------------------------
    328   Nellie Brual                                  7,780            *
--------------------------------------------------------------------------------
    329   Nenita Ochoco                                   200            *
--------------------------------------------------------------------------------
    330   Nila Salvana                                    200            *
--------------------------------------------------------------------------------
    331   Noriel Adricula                               3,700            *
--------------------------------------------------------------------------------
    332   Norma Ariate                                  3,200            *
--------------------------------------------------------------------------------
    333   Nyen Chia                                     3,600            *
--------------------------------------------------------------------------------
    334   Nyla & Romualdo Soriano                       1,600            *
--------------------------------------------------------------------------------
    335   Ofelia Generosa                              39,000            *
--------------------------------------------------------------------------------
    336   Ok Bun Lim                                      200            *
--------------------------------------------------------------------------------
    337   Olivia Barrera                                3,600            *
--------------------------------------------------------------------------------
    338   Omar Anabo                                   79,850             2%
--------------------------------------------------------------------------------
    339   Pacita Sanchez                                  300            *
--------------------------------------------------------------------------------
    340   Pacita Floriam Florida                       25,000            *
--------------------------------------------------------------------------------
    341   Pamela Mills                                    200            *
--------------------------------------------------------------------------------
    342   Pascuala Garcia                              16,000            *
--------------------------------------------------------------------------------
    343   Patrick Nhan                                 40,000            *
--------------------------------------------------------------------------------
    344   Paul Cheng                                      100            *
--------------------------------------------------------------------------------
    345   Pearl Robson                                  3,200            *
--------------------------------------------------------------------------------
    346   Perla Sasha                                   3,200            *
--------------------------------------------------------------------------------
    347   Peter Sequeira                                1,000            *
--------------------------------------------------------------------------------
    348   Philip Pasco                                    200            *
--------------------------------------------------------------------------------
    349   Phyllis Boner                                   500            *
--------------------------------------------------------------------------------
    350   Precious Pearl, Inc.                         10,000            *
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    351   Rachelle Joy Magtanong                        1,800            *
--------------------------------------------------------------------------------
    352   Rafael Reyes                                    200            *
--------------------------------------------------------------------------------
    353   Rafael Pena                                     200            *
--------------------------------------------------------------------------------
    354   Ralph Ramirez                                 2,200            *
--------------------------------------------------------------------------------
    355   Ramon Legaspi                                 4,400            *
--------------------------------------------------------------------------------
    356   Ramon Viray                                     300            *
--------------------------------------------------------------------------------
    357   Randy Wilson                                  3,000            *
--------------------------------------------------------------------------------
    358   Raymond Kpeglo                                  200            *
--------------------------------------------------------------------------------
    359   Rebecca Pugao                                 2,500            *
--------------------------------------------------------------------------------
    360   Rebecca Visscher                                400            *
--------------------------------------------------------------------------------
    361   Regina Ellak                                    200            *
--------------------------------------------------------------------------------
    362   Reginald Kimura                               3,200            *
--------------------------------------------------------------------------------
    363   Reotutar Milagros                               500            *
--------------------------------------------------------------------------------
    364   Rey Pastrana                                    200            *
--------------------------------------------------------------------------------
    365   Reynaldo Salazar                             30,000            *
--------------------------------------------------------------------------------
    366   Richard Aguilar                               3,100            *
--------------------------------------------------------------------------------
    367   Richard Hubert                                  200            *
--------------------------------------------------------------------------------
    368   Richard Legaspi                                 200            *
--------------------------------------------------------------------------------
    369   Richard Rodriguez                            52,000             1%
--------------------------------------------------------------------------------
    370   Richard Russell                                 200            *
--------------------------------------------------------------------------------
    371   Rigoberto Zuniga                              3,700            *
--------------------------------------------------------------------------------
    372   Rizaldy Tabada                                  200            *
--------------------------------------------------------------------------------
    373   Robert Lemay                                    400            *
--------------------------------------------------------------------------------
    374   Robert Mendoza                                  200            *
--------------------------------------------------------------------------------
    375   Robert Nhan                                  40,000            *
--------------------------------------------------------------------------------
    376   Robin Viray                                     200            *
--------------------------------------------------------------------------------
    377   Rochelle Abanador                             3,600            *
--------------------------------------------------------------------------------
    378   Rodney Ramirez                                  200            *
--------------------------------------------------------------------------------
    379   Rommel Ramirez                                  400            *
--------------------------------------------------------------------------------
    380   Ron Oubichon                                    200            *
--------------------------------------------------------------------------------
    381   Ron Washington                               11,600            *
--------------------------------------------------------------------------------
    382   Rona Rivera                                     500            *
--------------------------------------------------------------------------------
    383   Ronald Voss                                   5,000            *
--------------------------------------------------------------------------------
    384   Ronald Herrera                                4,300            *
--------------------------------------------------------------------------------
    385   Ronald Mercado                                  200            *
--------------------------------------------------------------------------------
    386   Ronald Samuel Magtanong                       3,700            *
--------------------------------------------------------------------------------
    387   Rosa Roberts                                    200            *
--------------------------------------------------------------------------------
    388   Rosalio Flores                                3,600            *
--------------------------------------------------------------------------------
    389   Rosanne Fuentes                                 200            *
--------------------------------------------------------------------------------
    390   Rossel Tongol                                   200            *
--------------------------------------------------------------------------------
    391   Roxanne Bradley                                 200            *
--------------------------------------------------------------------------------
    392   Russell Bono                                    200            *
--------------------------------------------------------------------------------
    393   Ruth Elizabeth Planas                         3,600            *
--------------------------------------------------------------------------------
    394   Ruth Magtamong                                1,800            *
--------------------------------------------------------------------------------
    395   Ruth Scherb                                     400            *
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    396   Ryan Gong                                     3,600            *
--------------------------------------------------------------------------------
    397   Sam Laguitan                                    300            *
--------------------------------------------------------------------------------
    398   Samson Wang                                     200            *
--------------------------------------------------------------------------------
    399   Samuel Eastman                                2,000            *
--------------------------------------------------------------------------------
    400   Samuel Mendaros                                 200            *
--------------------------------------------------------------------------------
    401   Sandra Sanchez                                  200            *
--------------------------------------------------------------------------------
    402   Serge Desjardins                              9,400            *
--------------------------------------------------------------------------------
    403   Shari & Albert Villarde                       3,300            *
--------------------------------------------------------------------------------
    404   Sharimar Manalang                            10,000            *
--------------------------------------------------------------------------------
    405   Sharon Phillips                                 200            *
--------------------------------------------------------------------------------
    406   Shawn Meadows                                 5,300            *
--------------------------------------------------------------------------------
    407   Slawko Waschuk                                  400            *
--------------------------------------------------------------------------------
    408   Smile Magtanong                               3,000            *
--------------------------------------------------------------------------------
    409   Soledad Carungcong                              500            *
--------------------------------------------------------------------------------
    410   Soleta Abot                                     200            *
--------------------------------------------------------------------------------
    411   Sonja Morley                                    200            *
--------------------------------------------------------------------------------
    412   Stephen Shelton                                 200            *
--------------------------------------------------------------------------------
    413   Stephen Waschuk                               4,500            *
--------------------------------------------------------------------------------
    414   Steven Shelton                                  300            *
--------------------------------------------------------------------------------
    415   Susan Guinto                                  3,500            *
--------------------------------------------------------------------------------
    416   Susan Cornel                                    400            *
--------------------------------------------------------------------------------
    417   Susan Guzman Balisi                           3,000            *
--------------------------------------------------------------------------------
    418   Susan Colberg                                   200            *
--------------------------------------------------------------------------------
    419   Sylvester Harrison                            3,600            *
--------------------------------------------------------------------------------
    420   Tat-Sing Chan                                 1,900            *
--------------------------------------------------------------------------------
    421   Ted Tolentino                                 1,200            *
--------------------------------------------------------------------------------
    422   Teresa Visip                                    200            *
--------------------------------------------------------------------------------
    423   Teresita Guadiz                                 200            *
--------------------------------------------------------------------------------
    424   Teresita Victoria                            25,900            *
--------------------------------------------------------------------------------
    425   Teresita Alayu                                2,000            *
--------------------------------------------------------------------------------
    426   Teresita Bautista                               200            *
--------------------------------------------------------------------------------
    427   Thelma Lamar                                    200            *
--------------------------------------------------------------------------------
    428   Thelma Olaso-Palma                            4,300            *
--------------------------------------------------------------------------------
    429   Thelma Toribio                                  200            *
--------------------------------------------------------------------------------
    430   Theresa Ledet                                   200            *
--------------------------------------------------------------------------------
    431   Theresa Parungao                                400            *
--------------------------------------------------------------------------------
    432   Tina Huynh                                      200            *
--------------------------------------------------------------------------------
    433   Tony Lam                                      3,300            *
--------------------------------------------------------------------------------
    434   Vaclav Velechovsky                            3,400            *
--------------------------------------------------------------------------------
    435   Vandana Saini                                   200            *
--------------------------------------------------------------------------------
    436   Vellmer Olaso                                 3,600            *
--------------------------------------------------------------------------------
    437   Vellmer & Myrna Olaso                         4,300            *
--------------------------------------------------------------------------------
    438   Venancio Penano                               2,900            *
--------------------------------------------------------------------------------
    439   Venkatesh Ayyar                                 200            *
--------------------------------------------------------------------------------
    440   Veronica Mitchell                             2,000            *
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    441   Veronica Powell                                 200            *
--------------------------------------------------------------------------------
    442   Victoria Calub                                  200            *
--------------------------------------------------------------------------------
    443   Vida Lohkar                                   3,200            *
--------------------------------------------------------------------------------
    444   Vince Fulinara                                  200            *
--------------------------------------------------------------------------------
    445   Virginia Curtom                               6,509            *
--------------------------------------------------------------------------------
    446   Vivencio Fulinara                               200            *
--------------------------------------------------------------------------------
    447   Vladimir Somer                                  200            *
--------------------------------------------------------------------------------
    448   West Moore Partners, Inc.                   100,000             2%
--------------------------------------------------------------------------------
    449   Wilfredo Favis                                3,300            *
--------------------------------------------------------------------------------
    450   William Kintner                               3,300            *
--------------------------------------------------------------------------------
    451   William Santiago                                200            *
--------------------------------------------------------------------------------
    452   Wilma Cleofas                                   200            *
--------------------------------------------------------------------------------
    453   Yolanda Lasmarias                               500            *
--------------------------------------------------------------------------------
    454   Ysmael Wariner                               13,700            *
--------------------------------------------------------------------------------
    455   Zainab Hassan                                 1,000            *
--------------------------------------------------------------------------------
    456   Zelda Helewa                                    200            *
--------------------------------------------------------------------------------
    457   Zenaida Puentes                                 200            *
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          TOTAL COMMON SHARES                       1,773,967
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

*    PERCENT OWNED IS LESS THAN 1%

                              PLAN OF DISTRIBUTION

THERE IS CURRENTLY NO TRADING MARKET FOR THE SHARES OF STOCK REGISTERED HEREIN. IF THE SHARES BECOME QUOTED OR LISTED ON A SECURITIES MARKET, OTHER THAN THE PINK SHEET QUOTATION SERVICE, THE HOLDERS OF THE SHARES REGISTERED HEREIN MAY
OFFER AND SELL THEIR SHARES AT MARKET PRICES OR IN PRIVATELY NEGOTIATED TRANSACTIONS.

1,531,399 of the shares of our Common Stock which are being registered under this Registration Statement have been previously issued under options exercised by members of our network-marketing program. These shareholders will be free to sell their shares into the market upon this Registration Statement being declared effective. Selling Shareholders shall initially sell Shares at $1.00 per share. Thereafter, all sales of Shares shall be at market price.

     While there is no assurance that an active trading market for our shares will develop, in the event the shares registered in this Offering are sold in the open market, they will be sold at the prevailing market price then in effect. It is not possible to estimate the level of the prevailing market price. All expenses associated with the filing and processing of this Registration Statement and the printing of the Prospectus are to be paid by MSTG Solutions, Inc. The following table approximates certain additional costs which are to be paid by MSTG Solutions, Inc.:

          SEC Registration Fee           $      450
          Accounting Fees and Expenses   $   50,000
          Legal Fees and Expenses        $   50,000
          Printing Expenses              $    2,500
          Miscellaneous                  $    5,000
                                         ----------
                   TOTAL                 $  107,950
                                         ==========

     The Selling Shareholders are responsible for all costs associated with any open market or private sale of Shares, including brokers' commissions and any applicable discounts.

SELLING SHAREHOLDERS

The Shares will be offered and sold by the Selling Shareholders for their own accounts. We will not receive any of the proceeds from the sale of the Shares pursuant to this Prospectus. We will pay all of the expenses of the registration of the Shares, but shall not pay any commissions, discounts, and fees of underwriters, dealers, or agents. See "Terms of the Offering."

The Selling Shareholders may offer and sell the Shares from time to time in transactions in the over-the-counter market or in negotiated transactions, at market prices prevailing at the time of sale or at negotiated prices. The Selling Shareholders have advised us that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their Shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of Shares by the Selling Shareholders. Sales may be made directly or to or through broker-dealers who may received compensation in the for of discounts, concessions, or commissions from the Selling Shareholders or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both. Such compensation for a particular broker-dealer may be in excess of customary commissions.

The Selling Shareholders, individuals exercising the options and any broker-dealers acting in connection with the sale of the Shares hereunder may be deemed to be "underwriters' within the meaning of Section 2(11) of the Act. Any commissions received by underwriters and any profit realized by underwriters on the resale of Shares as principals may be deemed underwriting compensation under the Act.

Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of the Shares offered by this prospectus may not simultaneously engage in market making activities with respect to the Common Stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, rules promulgated under Regulation M of the Securities Exchange Act of 1934, which provisions may limit the timing of purchases and sales of Common Stock by the Selling Shareholders.

Selling Shareholders may also use Rule 144 under the Act to sell the Shares if they meet the criteria and conform to the requirements of such Rule.

EXPENSES OF THE OFFERING

We anticipate that we will pay approximately $50,000 in attorneys' fees and $50,000 in auditing/accounting fees in connection with the subject offering. We will also pay approximately $450 in filing fees with the United States Securities and Exchange Commission.

                            DESCRIPTION OF SECURITIES

Our authorized capital stock currently consists of 100,000,000 shares of Common Stock, $.001 par value. We have no shares of Preferred Stock.

Our Transfer Agent is TRANSFER ONLINE, located at 227 S.W. Pine Street, Suite 300, Portland, Oregon 97204.

The following summary of certain terms of the Common Stock does not purport to be complete and you should consult our Articles of Incorporation and Bylaws, which are being filed with the SEC herewith, for the complete details.

COMMON STOCK

As of August 15, 2003 there were 5,256,867 shares of Common Stock outstanding.

Holders of Common Stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; therefore the holders of a majority of the outstanding Common Stock can elect all directors.

Holders of Common Stock are entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefore and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. The board of directors is not obligated to declare a dividend and it is not anticipated that dividends will be paid until we are profitable.

Holders of Common Stock do not have preemptive rights to subscribe to additional shares if we issue new shares. There are no conversions, redemption, sinking fund or similar provisions regarding the Common Stock. All of the outstanding shares of Common Stock are fully paid and non-assessable and all of the shares of Common Stock offered hereby will be, upon issuance, fully paid and non-assessable.

                                  LEGAL MATTERS

Horwitz & Cron of Irvine California, will pass upon the validity of the securities offered hereby for us. . Strawberry Canyon Capital, Inc., a corporation wholly owned by Lawrence W. Horwitz, a partner of Horwitz & Cron, is a holder of 250,000 shares of Common Stock and 250,000 options to acquire Common Stock of the Company.

                                     EXPERTS

The Financial Statements that we include in this Registration Statement have been included in reliance upon the report of Mendoza Berger & Company, LLP and upon the authority of Mendoza Berger & Company, LLP as experts in accounting and auditing.

                              FINANCIAL STATEMENTS

The following financial statements are included herein:

     o    Balance Sheets of the Company as of July 31, 2002 and 2001 (audited)

     o Statements of Income of the Company for the fiscal year ended July 31, 2002, for the period from inception (June 26, 2001) through July 31, 2001 and for the three months ended October 31, 2002 and 2001 (unaudited)

     o Statement of Stockholders' Equity from inception (June 26, 2001) to July 31, 2001, for the year ended July 31, 2002 and for the three months ended October 31, 2002 (unaudited)

     o Statement of Cash Flows of the Company for the fiscal year ended July 31, 2002,for the period from inception (June 26, 2001) through July 31, 2001 and for the three months ended October 31, 2002 and 2001 (unaudited)

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                              FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED JULY 31, 2002
                                       AND
                         FROM INCEPTION (JUNE 26, 2001)
                              THROUGH JULY 31, 2001

                                TABLE OF CONTENTS

Independent Auditors' Report                                                   1

Balance Sheets                                                                 2

Statements of Income                                                           3

Statement of Changes in Stockholders' Deficit                                  4

Statements of Cash Flows                                                       5

Notes to Financial Statements                                                  6

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of MSTG Solutions, Inc.

We have audited the accompanying balance sheets of MSTG Solutions, Inc. (formerly Tech Windows) as of July 31, 2002 and 2001 and the related statements of income, changes in stockholders' equity (deficit), and cash flows for the year ended July 31, 2002, and for the period from inception (June 26, 2001) through July 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MSTG Solutions, Inc. as of July 31, 2002 and 2001 and the results of its operations and cash flows for the year ended July 31, 2002, and the period from inception (June 26, 2001) through July 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

As described in Note 9 to the financial statements, the Company changed its method of accounting for the deferred revenue in fiscal year 2002 as required by Staff Accounting Bulletin 101.

MENDOZA BERGER & COMPANY, LLP

November 15, 2002, except Notes 3, 5 and 6, which are dated February 27, 2003 and Notes 2, 7, 8 and 9, which are dated August 5, 2003 Irvine, California

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                                 BALANCE SHEETS
--------------------------------------------------------------------------------

                                     ASSETS
                                                            JULY 31, 2002   JULY 31, 2001
                                                            -------------   -------------
Current assets:
   Cash and cash equivalents                                 $    266,986    $         --
   Accounts receivable                                              2,183              --
   Note receivable (Note 3)                                       100,000              --
   Interest receivable                                              3,363              --
                                                             ------------    ------------
      Total current assets                                        372,532              --
                                                             ------------    ------------
Property and equipment, net (Note 4)                               45,809              --
Deposits                                                            4,920              --
                                                             ------------    ------------
      Total assets                                           $    423,261    $         --
                                                             ------------    ------------

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
   Accounts payable                                          $     14,642    $         --
   Accrued payroll tax liabilities                                 83,196              --
   Deferred revenue, net of commissions (Note 2)                  577,590              --
   Capital lease - current portion (Note 5)                         4,334              --
   Income taxes payable (Note 8)                                      800              --
                                                             ------------    ------------
      Total current liabilities                                   680,562              --
                                                             ------------    ------------
Capital lease - net of current portion (Note 5)                    17,336              --
                                                             ------------    ------------
      Total liabilities                                           697,898              --
                                                             ------------    ------------

Commitments (Note 5)                                                   --              --

Stockholders' deficit: (Note 6)
   Common Stock, $0.001 par value, 100,000,000  shares
      authorized; 3,873,648 and 0 shares issued and
      outstanding at July 31, 2002 and 2001, respectively           3,874              --
   Additional paid-in capital                                     145,138              --
   Accumulated deficit                                           (423,649)             --
                                                             ------------    ------------
      Total stockholders' deficit                                (274,637)             --
                                                             ------------    ------------
      Total liabilities and stockholders' deficit            $    423,261    $         --
                                                             ============    ============

   The accompanying notes are an integral part of these financial statements

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                              STATEMENTS OF INCOME
--------------------------------------------------------------------------------

                                                                  FROM INCEPTION
                                                  FOR THE YEAR   (JUNE 26, 2001)
                                                      ENDED          THROUGH
                                                  JULY 31, 2002   JULY 31, 2001
                                                  -------------   -------------
Revenue:
   Corporate education                             $    809,759    $         --
   Representative and agent fees                         80,159              --
   Other small business services                         96,939              --
                                                   ------------    ------------

      Total revenue                                     986,857              --
                                                   ------------    ------------

Operating expenses:
   Commissions                                          361,667              --
   Sales and marketing                                  110,535              --
   Other small business services                         49,315              --
   General and administrative                           892,584              --
                                                   ------------    ------------

      Total operating expenses                        1,414,101              --
                                                   ------------    ------------

Loss from operations                                   (427,244)             --
Other income and expense:
   Interest income                                        3,363              --
   Other income                                           1,470              --
   Other expense                                           (438)             --
                                                   ------------    ------------

      Total other income and expense                      4,395              --
                                                   ------------    ------------

Provision for income taxes (Note 8)                         800              --
                                                   ------------    ------------

Net loss                                           $   (423,649)   $         --
                                                   ============    ============

Net loss per share                                 $       (.11)   $         --
                                                   ============    ============

Weighted average shares outstanding                   3,009,269              --
                                                   ============    ============

   The accompanying notes are an integral part of these financial statements

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
--------------------------------------------------------------------------------

                                                                 COMMON STOCK
                                                 ---------------------------------------------
                                                                         ADDITIONAL                       TOTAL
                                             NUMBER OF     PAR VALUE      PAID-IN       ACCUMULATED    STOCKHOLDERS'
                                               SHARES       $0.001        CAPITAL         DEFICIT    EQUITY (DEFICIT)
                                          ------------   ------------   ------------   ------------  ----------------
Balance at inception - June 26, 2001                --   $         --   $         --   $         --    $         --
Net income                                          --             --             --             --              --
                                          ------------   ------------   ------------   ------------    ------------

Balance at July 31, 2001                            --             --             --             --              --
                                          ------------   ------------   ------------   ------------    ------------

Issuance of stock for cash (Note 6)          3,100,000          3,100             --             --           3,100
Issuance of stock for services (Note 6)        250,000            250         14,750             --          15,000
Exercise of stock options (Note 6)             523,648            524        130,388             --         130,912
Net loss                                            --             --             --       (423,649)       (423,649)
                                          ------------   ------------   ------------   ------------    ------------

Balance at July 31, 2002                     3,873,648   $      3,874   $    145,138   $   (423,649)   $   (274,637)
                                          ============   ============   ============   ============    ============

   The accompanying notes are an integral part of these financial statements

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                            STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                 FROM INCEPTION
                                                  FOR THE YEAR   (JUNE 26, 2001)
                                                      ENDED          THROUGH
                                                  JULY 31, 2002   JULY 31, 2001
                                                  -------------   -------------
Cash flows from operating activities:
   Net loss                                        $   (423,649)   $         --

Adjustments to reconcile net income to net cash
 used in operating activities:
   Depreciation                                           4,162              --
   Common stock issued for services                      15,000              --
Changes in assets and liabilities:
   Increase in accounts receivable                       (2,183)             --
   Increase in prepaid expenses                          (4,920)             --
   Increase in other receivables                         (3,363)             --
   Increase in accounts payable                          14,642              --
   Increase in accrued payroll tax liabilities           83,196              --
   Increase in income tax payable                           800              --
   Increase in deferred revenue                         577,590              --
                                                   ------------    ------------

      Net cash provided by operations                   261,275              --
                                                   ------------    ------------

Cash flows used by investing activities:
   Note receivable                                     (100,000)             --
   Acquisition of property and equipment                (27,217)             --
                                                   ------------    ------------

      Net cash used by investing activities            (127,217)             --
                                                   ------------    ------------

Cash flows from financing activities:
   Issuance of common stock                             134,012              --
   Payment on capital lease                              (1,084)             --
                                                   ------------    ------------

      Net cash from financing activities                132,928              --
                                                   ------------    ------------

Net increase in cash and cash equivalents               266,986              --
Cash and cash equivalents, beginning of period               --              --
                                                   ------------    ------------

Cash and cash equivalents, end of period           $    266,986    $         --
                                                   ============    ============

SUPPLEMENTAL DISCLOSED OF CASH FLOW INFORMATION:
   Asset acquired under capital lease              $     22,753    $         --
                                                   ============    ============

   Common stock issued for services                $     15,000    $         --
                                                   ============    ============

   The accompanying notes are an integral part of these financial statements

1.   ORGANIZATION AND HISTORY
     ------------------------

     MSTG Solutions, Inc. (the Company), a Nevada Corporation, was incorporated on June 26, 2001, as Tech Windows. The Company was initially established to market long-distance services through its multi-level marketing network. The Company changed its name to MSTG Solutions, Inc. in 2001 and then focused upon education of individuals and small businesses on the benefits of forming corporations or other similar business entities.

     Through the end of July 31, 2002, the Company sold services that were designed to educate the public on the benefits of operating a business as a corporation or limited liability company. The Company's principal service is providing information on the benefits and advantages of having a home-based business, forming a business entity, protecting personal assets, basic accounting principles, business credit planning and other business information.

     As part of the Corporate Education, the Company also filed the business entities, such as corporations, for its customers. An example of filing a corporation would be the processing of the customer's Articles of
     Incorporation and related state filings to any of the 50 states in the United States that the customer chooses. For additional fees, the customers can also receive Company Record books that include stock certificates, minute books, bylaws and corporate seals, resident agent services and corporate formalities services.

     Customers became Independent Representatives by paying an initiation fee, consummating a certain minimum number of sales. Qualified Independent Representatives received sales commissions, paid following the week of the sale, and monthly sales commissions, paid monthly for the sale of monthly services such as Website services.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

I.   REVENUE RECOGNITION

     In accordance with Staff Accounting Bulletin 101, the Company deferred all revenue from the sale of its Corporate Education services, from Representative and agent fees and from resident agent services, and it recognizes the revenue over a twelve-month period. The sales commissions were also deferred and amortized over the same period. Deferred revenue is presented net of the related deferred commission costs on the accompanying balance sheets.

                                 JULY 31, 2002   JULY 31, 2001
                                 -------------   -------------

     Deferred revenue             $  1,602,725    $         --
     Less: deferred commissions     (1,025,135)             --
                                  ------------    ------------

     Deferred revenue, net        $    577,590              --
                                  ============    ============

   The accompanying notes are an integral part of these financial statements

     ------------------------------------------

II.  REVENUE RECOGNITION (Continued)

     Any additional follow-up training was provided by the Company's Independent Representatives at their own cost. Any such training costs paid or advanced by the Company are deducted from the sales commissions earned by the Company's Independent Representatives.

     State Filing revenue for the filing of the business entity was recognized immediately at the time service is provided. The Company processed the Articles of Incorporation, or Articles of Organization, the same day the customer pays for the service. The fees collected were recorded, net of the filing fees paid to the Secretary of State for the filing of the business entity.

     Corporate Formalities services, Credit Build-Up services, Mail Forwarding services and Website services were recorded as revenue at the time of purchase. Resident Agent services were available only for companies filed in the states of Nevada and California. Revenues were deferred over a twelve-month period since the service is valid one full year succeeding the purchase until a renewal fee is due for the next full year.

     Products sales, such as minute books, stock certificates, and corporate seals were placed by the customer via the internet and were paid by credit card. Revenue was recognized at the time the order is placed. The associated costs of sale were also recognized at the time of sale since the Company placed its order for these products with its suppliers the same day and paid for the product via corporate credit cards.

III. COMMISSIONS TO REPRESENTATIVES

     The Company accrued sales commission expenses to its Independent Representatives at the time cash is collected on each sale. Commission percentages varied, depending on what sales level, or position, each Independent Representative had attained. Positions ranged from Independent Representative to an honorary title of "Regional Vice President." Regional Vice Presidents are not officers of the corporation. As each Independent Representative progressed to higher levels within the organization, they earned additional, "override" commissions on sales generated by their subordinates.

     PROPERTY AND EQUIPMENT
     ----------------------

     Property and equipment is stated at cost and is depreciated using the straight-line method over the estimated useful life of the assets, which ranges from three to seven years.

IV.  USE OF ESTIMATES

     The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   The accompanying notes are an integral part of these financial statements

     ------------------------------------------

V.   INCOME TAXES

     Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

     EARNINGS PER SHARE
     ------------------

     In February 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 128 "Earnings Per Share" which requires the Company to present basic and diluted earnings per share, for all periods presented. The computation of earnings per common share (basic and diluted) is based on the weighted average number of shares actually outstanding during the period. The Company has excluded certain common stock equivalents, such as stock options, in the calculation of diluted earnings per share because their inclusion would be anti-dilutive.

     FAIR VALUE OF FINANCIAL INSTRUMENTS
     -----------------------------------

     Financial instruments consist principally of cash, accounts receivable, notes receivable, other receivables, payables and accrued liabilities. The estimated fair value of these instruments approximates their carrying value.

     IMPAIRMENT OF LONG-LIVED ASSETS
     -------------------------------

     In accordance with SFAS 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of", the Company periodically reviews its long-lived assets to be held and used by the Company to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company bases its evaluation on such impairment indicators as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions of factors that may be present. If such impairment indicators are present or if other factors exist that indicate that the carrying amount of the asset may not be recoverable, the Company determines whether an impairment has occurred through the use of an undiscounted cash

   The accompanying notes are an integral part of these financial statements

     ------------------------------------------

     IMPAIRMENT OF LONG-LIVED ASSETS (Continued)
     -------------------------------

     flow analysis of assets at the lowest level for which identifiable cash flows exist. If an impairment has occurred, the Company recognizes a loss for the difference between the carrying amounts and the estimated value of the asset. The fair value of the asset is measured using quoted market prices or, in the absence of quoted market prices, fair value is based on an estimate of discounted cash flow analysis. There was no impairment losses for the year ended July 31, 2002 and for the period from inception (June 26, 2001) through July 31, 2001.

     STOCK-BASED COMPENSATION
     ------------------------

     Compensation expense is recorded with respect to stock option grants and restricted stock awards to employees and board members using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25 (APB 25). This method calculates compensation expense on the measurement date as the excess of the current market price of the underlying Company stock over the amount the employee is required to pay for the shares, if any. The expense is recognized over the vesting period of the grant or award. For employee and board member stock options, the Company follows the disclosure requirements of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation," (SFAS 123) in preparing its financial statement disclosures.

     Stock options granted to associates or other non-employees are accounted for at fair value in accordance with SFAS 123.

     RECENTLY ISSUED ACCOUNTING STANDARDS
     ------------------------------------

     In July 2001, the Financial Accounting Standards Board issued SFAS No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 provides guidance on the accounting for a business combination at the date a business combination is completed. The statement requires the use of the purchase method of accounting for all business combinations initiated after June 30, 2001, thereby eliminating the use of the pooling-of-interests method. The Company adopted SFAS No. 141 on July 1, 2001. The adoption did not have an effect on the financial statements. SFAS No. 142 provides guidance on how to account for goodwill and intangible assets after an acquisition is completed. The most substantive change is that goodwill will no longer be amortized but instead will be periodically tested for impairment. The Company adopted SFAS No. 142 as of the beginning of fiscal 2002 and the effect of adoption did not have an effect on the financial statements.

   The accompanying notes are an integral part of these financial statements

     ------------------------------------------

     RECENTLY ISSUED ACCOUNTING STANDARDS (Continued)
     -------------------------------------

     In June 2001, the Financial Accounting Standards Board issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The Company is currently analyzing this statement and has not yet determined its impact on the financial statements. This Statement will be effective for fiscal 2003.

     In October 2001, the Financial Accounting Standards Board issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which replaces SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Although SFAS No. 144 retains the basic requirements of SFAS No. 121 regarding when and how to measure an impairment loss, it provides additional implementation guidance. SFAS No. 144 also supercedes the provisions of APB Opinion No. 30, Reporting Results of
Operations, pertaining to discontinued operations. Separate reporting of discontinued operation is still required, but SFAS No. 144 expands presentation to include a component of an entity, rather than strictly a business segment. The Company is currently analyzing this statement and has not yet determined its impact on the financial statements. This statement will be effective for fiscal 2003.

     In April 2002, the Financial Accounting Standards Board issued SFAS No. 145, Rescission of FASB Statements No. 4, 44,64, Amendment of FASB No. 13, and Technical Corrections. Among other provisions, SFAS No. 145 rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt. Accordingly, gains or losses from extinguishment of debt shall not be reported as extraordinary items unless the extinguishment qualifies as an extraordinary item under the criteria of APB No. 30. Gains or losses from extinguishment of debt that do not meet the criteria of APB No. 30 should be reclassified to income from continuing operations in all prior periods presented. This statement will be effective for fiscal 2003. The Company does not expect the adoption of SFAS 145 to have a material impact on its financial position or results of operations.

     In June 2002, the FASB issued Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This Statement requires recording costs associated with exit or disposal activities at their fair values when a liability has been incurred. Under previous guidance, certain exit costs were accrued upon management's commitment to an exit plan, which is generally before an actual liability has been incurred. The requirements of this Statement are effective prospectively for exit or disposal activities initiated after December 31, 2002; however, early application of the Statement is encouraged. The Company's adoption of Statement 146 will not have a material impact on its financial position or results of operations.

   The accompanying notes are an integral part of these financial statements

     ------------------------------------------

     WEBSITE DEVELOPMENT
     -------------------

     The Company expenses all website development costs as incurred. Such expenses are not material to these financial statements.

3.   NOTE RECEIVABLE
     ---------------

     In March 2002, the Company loaned $100,000 to an unrelated third party. The note is due on demand and carries an annual interest rate of 11%. The Company accrued $3,363 in interest income during the year ended July 31, 2002. This note was repaid in February 2003.

4.   PROPERTY AND EQUIPMENT
     ----------------------

     Property and equipment consist of the following:

                                      JULY 31, 2002   JULY 31, 2001
                                      -------------   -------------

     Capital lease                     $     22,753    $         --
     Office equipment                        16,510              --
     Furniture and fixtures                   8,413              --
     Computer Equipment                       2,295
                                       ------------    ------------
                                             49,971              --
     Accumulated depreciation                (4,162)             --
                                       ------------    ------------
        Total property and equipment   $     45,809              --
                                       ============    ============

     Depreciation expense for the year ended July 31, 2002, and for the period ended July 31, 2001, was $4,162 and $0, respectively.

   The accompanying notes are an integral part of these financial statements

5.   COMMITMENTS
     -----------

VI.  OPERATING LEASE

     The Company leases its California and Nevada facilities under non-cancelable operating leases, which expire June 30 and December 31, 2003, respectively. The Company also leases equipment under non-cancelable operating leases with various terms and renewal periods. As of July 31, 2002, future minimum lease payments are as follows:

                    2003                $  69,266
                    2004                   10,098
                    2005                    2,142
                    2006                      357
             2007 and thereafter               --
                                        ---------

                                        $  81,863
                                        =========

     Rent expense for the Company's operating facility totaled $52,946 and $0, for the year ended July 31, 2002 and the period ended July 31, 2001, respectively. Equipment rent expense was $5,670 and $0, for the year ended July 31, 2002 and the period ended July 31, 2001, respectively.

     CAPITAL LEASE
     -------------

     Minimum future lease payments under a capital lease as of July 31, for each of the next five years are:

                    2003                              $   4,334
                    2004                                  4,334
                    2005                                  4,334
                    2006                                  4,334
             2007 and thereafter                          4,334
                                                      ---------

             Total minimum lease payments                21,670
             Less: amount representing interest              --
                                                      ---------

             Present value minimum lease payments        21,670
             Less: current portion                       (4,334)
                                                      ---------
                                                      $  17,336
                                                      =========

     Interest rates of the leases are 0% and are computed based on the Company's incremental borrowing rate at the inception of each lease.

   The accompanying notes are an integral part of these financial statements

     -----------

     EMPLOYMENT AGREEMENTS
     ---------------------

     On December 1, 2001 the Company entered into five-year employment agreements with its President and Vice President/Controller. The agreements may be renewed for a succeeding five-year term at the option of both the employee and the Company. The total annual compensation under these agreements is $312,000. The agreements contain no provision for annual salary increases but do contain provisions for awarding annual salary bonuses. In addition, the president of the Company received stock options for the purchase of 500,000 shares of the Company's common stock at an exercise price of $0.50 per share. No other employees have received stock options.

     LEGAL SERVICES
     --------------

     In January 2002 the Company entered into a two year agreement for legal services. The agreement can be terminated on the effective date of a successful registration of the Company's stock with the Securities and Exchange Commission. The agreement calls for the payment of a monthly retainer in the amount of $5,000. In addition, the Company issued 250,000 shares upon the signing of the agreement as compensation for services rendered to the Company valued at $15,000 and issued warrants for 250,000 shares, exercisable at $0.50 per share. (Note 6)

6.   CAPITAL STOCK
     -------------

     COMMON STOCK
     ------------

     In August 2001, the Company issued 3,100,000 shares of $0.001 par value common stock to its founder for a capital contribution of $3,100.

     In January 2002, the Company issued 250,000 shares of $0.001 par value common stock to its corporate attorney for legal services, which were valued at $15,000.

     In June 2002, the Company issued 523,648 shares of $0.001 par value common stock in the exercise of 523,648 stock options at $0.25 per share which were granted to non-employees. The exercise of these options generated cash in the amount of $130,912.

     After July 31, 2002 through October 31, 2002, the Company issued 878,019 shares of $0.001 par value common stock in the exercise of 878,019 stock options at $0.25 to $0.50 per share, which were granted to non-employees. The exercise of these options generated $407,097 in cash.

     There are no rescission rights after exercising stock options.

   The accompanying notes are an integral part of these financial statements

     -------------

     WARRANTS

     In January 2002, the Company granted 250,000 warrants to its corporate attorney, convertible into 250,000 shares of $0.001 par value common stock at an exercise price of $0.50 per warrant. The warrants expire January 2007.

7.   STOCK OPTION PLAN
     -----------------

     In August 2001, the Company adopted a stock option plan under which shares of common stock are available for issuance with respect to awards granted to officers, management, consultants, any other key employees of the Company and non-employees. The option price ranges from $0.25 to $1.50 on the date of grant. The options expire after 3 years from the date of grant. The options vest immediately.

     The Company issues stock options to its officers and vendors at the discretion of the Board of Directors. Options are automatically issued to its sales representatives as they achieve each sales representative level. Options granted vary in amounts ranging from 200 options for the lowest level to 35,000 options for the highest level.

     Statement of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation," ("SFAS 123") establishes a fair value method and disclosure standards for stock based employee compensation arrangements, such as stock purchase plans and stock options. It also applies to transactions in which an entity issues its equity instruments to acquire goods or services from non-employees, requiring that such transactions be accounted for based on fair value. The Company applies APB Opinion 25 and related interpretations in accounting for stock options for employee and non-employee compensation and discloses the pro forma effects applying SFAS 123. The Company did not record any compensation expense for the year ended July 31, 2002 and the period ended July 31, 2001.

   The accompanying notes are an integral part of these financial statements

     -----------------

     A summary of the status of the Company's total stock option activity as of and for the year July 31, 2002, and as of and for the period ended July 31, 2001, is presented below

                                                                WEIGHTED AVERAGE
                                                      OPTIONS    EXERCISE PRICE
                                                     ----------  --------------

     Options outstanding at June 26, 2001                    --    $       --
     Granted to employees and non-employees                  --            --
       during the period                                     --            --
     Surrendered, forfeited or expired                       --            --
     Exercised
                                                     ----------    ----------

     Outstanding at July 31, 2001                            --    $       --
                                                     ----------    ----------

     Granted to employees and non-employees
       during the year                                2,877,000          1.09
     Surrendered, forfeited or expired                       --
     Exercised by non-employees                        (523,648)          .25
                                                     ----------    ----------

     Outstanding at July 31, 2002                     2,353,352    $     1.09
                                                     ==========    ==========

     Exercisable options outstanding and the related weighted average exercise price at July 31, 2002 were 2,353,352 and $1.09, respectively. The options granted to both employees and non-employees have an exercise price which exceeds the fair value of the underlying equity instrument on the date of grant. The fair value on the date of grant was approximately $0.06. No options were exercisable at July 31, 2001.

     Subsequent to July 31, 2002, the Company granted 531,000 stock options to various Company sales representatives with an exercise price of $1.50.

   The accompanying notes are an integral part of these financial statements

     -----------------

     The  following   tabulation   summarizes  certain  information   concerning
     outstanding and exercisable options for employees and non-employees at:

     Outstanding options:                          JULY 31, 2002  JULY 31, 2001
                                                   -------------  -------------

        Number outstanding for employees and
        non-employees                                  2,353,352             --
        Weighted average exercise price             $       1.09   $         --
        Weighted average remaining contractual
           life in years                                    2.47             --

     Exercisable options:
        Number outstanding                             2,353,352             --
        Weighted average exercise price             $       1.09   $         --

     If the Company had elected to recognize compensation expense based on the fair value of the stock options granted to employees and non-employees at the grant date, net income and earnings per share would have been the following pro forma amounts shown below:

     Pro Forma:
                                                                  FROM INCEPTION
                                                      FOR THE    (JUNE 26, 2001)
                                                     YEAR ENDED      THROUGH
                                                   JULY 31, 2002  JULY 31, 2001
                                                   -------------  -------------

        Net loss                                    $   (423,649)  $         --
        Loss per share:
           Basic and diluted                        $      (0.11)  $         --


     The fair value of each option granted to employees and non-employees was estimated on the date of the grant using the Black-Scholes Option Pricing Module, using the following assumptions:

                                                                  FROM INCEPTION
                                                      FOR THE    (JUNE 26, 2001)
                                                     YEAR ENDED      THROUGH
                                                   JULY 31, 2002  JULY 31, 2001
                                                   -------------  -------------

     Risk-free interest rate                               3.03%             0%
     Expected life in years                                 1.42             --
     Expected volatility                                      0%             0%
     Expected dividend yield                                  0%             0%

     The fair value of the stock options granted to employees and non-employees was $0 at July 31, 2002.

   The accompanying notes are an integral part of these financial statements

8.   INCOME TAXES
     ------------

     The provision (benefit) for income taxes consists of the following:

                                                                  FROM INCEPTION
                                                      FOR THE    (JUNE 26, 2001)
                                                     YEAR ENDED      THROUGH
                                                   JULY 31, 2002  JULY 31, 2001
                                                   -------------  -------------

     Current income taxes:
        Federal                                               --             --
        State                                                800             --
                                                    ------------   ------------
           Total current income taxes                        800             --
                                                    ------------   ------------

     Deferred income taxes:
        Federal                                               --             --
        State                                                 --             --
                                                    ------------   ------------

           Total provision for income taxes                  800             --
                                                    ============   ============

     The total amount of current income taxes in the financial statements is net of a payment of $320.

     The components of the deferred tax asset are as follows:


                                                   JULY 31, 2002  JULY 31, 2001
                                                   -------------  -------------

     Deferred tax assets:
        Net operating loss carry forward                 109,000             --

     Valuation allowance                                (109,000)            --
                                                    ------------   ------------

     Net deferred tax assets                                  --             --
                                                    ============   ============

     The Company had available approximately $424,000 and $0 of unused federal and state net operating loss carry forwards at July 31, 2002 and 2001, respectively, which may be applied against future taxable income. These net operating loss carry forwards expire through 2002 and 2014 for federal and state purposes, respectively. The State of California has suspended the use of net operating losses for years ended December 31, 2002 and 2003. There is no assurance that the Company will realize the benefit of the net operating loss carry forwards.

   The accompanying notes are an integral part of these financial statements

     ------------

     Reconciliation of the differences between the statutory tax rate and the effective income rate is as follows:

                                                                  FROM INCEPTION
                                                      FOR THE    (JUNE 26, 2001)
                                                     YEAR ENDED      THROUGH
                                                   JULY 31, 2002  JULY 31, 2001
                                                   -------------  -------------


     Federal statutory tax (benefit) rate                 (18.5%)        (18.5%)
     State taxes, net of federal
        tax (benefit) rate                                 (7.2%)         (7.2%)
                                                    ------------   ------------

     Effective tax rate                                   (25.7%)        (25.7%)

     Valuation allowance                                   25.7%          25.7%
                                                    ------------   ------------

     Effective income tax rate                             0.00%          0.00%
                                                    ============   ============

   The accompanying notes are an integral part of these financial statements

9.   ADJUSTMENT TO AND RESTATEMENT OF THE YEAR ENDED JULY 31, 2002
     -------------------------------------------------------------

     The accompanying financial statements as of and for the year ended July 31, 2002 have been restated to reflect the Company's change in its method of accounting for deferred revenue and expenses in accordance with Staff Accounting Bulletin 101.

     The effect of the restatement on the Company's revenue, commissions, deferred revenue, deferred costs and deferred income taxes is as follows:

                                                             JULY 31, 2002
                                              ------------------------------------------

                                                               ADJUSTMENT
                                              AS ORIGINALLY     INCREASE
                                                 REPORTED      (DECREASE)    AS RESTATED
                                               -----------    -----------    -----------
     STATEMENT OF INCOME
     -------------------
        Revenue:
           Corporate education                 $ 2,267,244    $(1,457,485)   $   809,759
           Representative and agent fees           224,366       (144,207)        80,159
        Operating expenses:
           Commissions
           Provisions for income taxes           1,439,337     (1,077,670)       361,667
                                                    31,470        (30,670)           800
     BALANCE SHEET
     -------------
        Deferred revenue, net of:
           Commissions                                  --        577,590        577,590
           Accrued commissions                      55,957        (55,957)            --
           Income taxes payable                     25,900        (25,100)           800
           Deferred tax liability                    5,250         (5,250)            --

     The accompanying note is an integral part of these Financial Statements

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                          NOTES TO FINANCIAL STATEMENTS

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                              FINANCIAL STATEMENTS
                 FOR THE NINE-MONTH PERIOD ENDED APRIL 30, 2003
                                   (UNAUDITED)

                                TABLE OF CONTENTS

Balance Sheets

Statements of Income and Expense

Statement of Stockholders' Equity

Statements of Cash Flows

Notes to Financial Statements

                              MSTG SOLUTIONS, INC.
                                 BALANCE SHEETS
--------------------------------------------------------------------------------

VII. ASSETS

                                                   ------------    ------------
Current assets:
   Cash                                            $    402,799    $    266,986
   Accounts receivable                                    9,937           2,183
   Notes receivable                                          --         100,000
   Interest receivable                                       --           3,363
                                                   ------------    ------------

      Total current assets                              412,736         372,532
                                                   ------------    ------------

Property and equipment, net                              49,879          45,809
Deposits                                                 53,785           4,920
                                                   ------------    ------------

      Total assets                                 $    516,400    $    423,261
                                                   ============    ============

VIII. LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
   Accounts payable                                $     12,097    $     14,642
   Accrued payroll and payroll tax liabilities           18,620          83,196
   Deferred revenue, net of commissions                 358,322         577,590
   Capital lease - current portion                        4,334           4,334
   Income tax payable                                       800             800
                                                   ------------    ------------

      Total current liabilities                         394,173         680,562
                                                   ------------    ------------

Capital lease - net of current portion                   14,250          17,336
                                                   ------------    ------------

      Total liabilities                                 408,423         697,898
                                                   ------------    ------------

Stockholders' equity:
   Common Stock, $0.001 par value, 100,000,000
      shares authorized; 5,123,767 and
      3,873,648 shares issued and outstanding
      at April 30, 2003 and July 31, 2002,
      respectively                                        5,124           3,874
   Additional paid-in capital                           653,248         145,138
   Common stock subscribed, 22,700 shares                10,475              --
   Accumulated deficit                                 (560,870)       (423,649)
                                                   ------------    ------------

      Total stockholders' equity                        107,977        (274,637)
                                                   ------------    ------------

      Total liabilities and stockholders' equity   $    516,400    $    423,261
                                                   ------------    ------------

     The accompanying note is an integral part of these Financial Statements

                              MSTG SOLUTIONS, INC.

IX.  STATEMENTS OF INCOME AND EXPENSE

                                   (UNAUDITED)
--------------------------------------------------------------------------------

                                         NINE MONTHS     NINE MONTHS    THREE MONTHS    THREE MONTHS
                                            ENDED           ENDED           ENDED           ENDED
                                       APRIL 30. 2003  APRIL 30. 2002  APRIL 30, 2003  APRIL 30, 2002
                                       --------------  --------------  --------------  --------------
Revenue:
   Corporate education                  $  2,073,840    $    333,896    $    645,228    $    246,659
   Representative and agent fees             187,333          31,865          64,593          24,179
   Other small business services             242,322          74,868         146,302          45,779
                                        ------------    ------------    ------------    ------------

      Total revenue                        2,503,495         440,629         856,123         316,617
                                        ------------    ------------    ------------    ------------

Operating expenses:
   Commissions                             1,514,539         134,630         486,878         112,690
   Sales and marketing                       111,875          74,225          19,755          40,736
   Other small business service costs         47,113          47,401          33,064           4,350
   General and administrative                967,499         442,429         245,838         124,365
                                        ------------    ------------    ------------    ------------

      Total operating expenses             2,641,026         698,685         785,535         282,141
                                        ------------    ------------    ------------    ------------

Income (loss) from operations               (137,531)       (258,056)         70,588          34,476

Other income and expense:
   Interest income                             1,243              --             507              --
   Interest expense                             (108)             --              --              --
   Other (expense) income                       (825)          1,050              --           1,150
                                        ------------    ------------    ------------    ------------

Total other income and (expense)                 310           1,050             507           1,150
                                        ------------    ------------    ------------    ------------

Provision (benefit) for income taxes              --              --              --              --
                                        ------------    ------------    ------------    ------------

Net income (loss)                       $   (137,221)   $   (257,006)   $     71,095    $     35,626
                                        ============    ============    ============    ============

Net income (loss) per share             $      (0.03)   $      (0.08)   $       0.01    $       0.01
                                        ============    ============    ============    ============

Weighted average shares outstanding        4,860,832       3,183,333       5,123,767       3,350,000
                                        ============    ============    ============    ============

     The accompanying note is an integral part of these Financial Statements

                              MSTG SOLUTIONS, INC.
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
--------------------------------------------------------------------------------

                                              COMMON STOCK
                                       ----------------------------
                                                                                                                          TOTAL
                                                                        ADDITIONAL                                     STOCKHOLDERS'
                                         NUMBER OF       PAR VALUE       PAID-IN       COMMON STOCK    ACCUMULATED        EQUITY
                                          SHARES           $0.001        CAPITAL        SUBSCRIBED       DEFICIT         (DEFICIT)
                                       ------------    ------------    ------------    ------------    ------------    ------------

Balance, August 1, 2001                   3,100,000    $      3,100    $         --    $         --    $         --    $      3,100

Stock issued for services                   250,000             250          14,750              --              --          15,000

Net loss                                         --              --              --              --        (257,006)       (257,006)
                                       ------------    ------------    ------------    ------------    ------------    ------------

Balance, April 30, 2002 (unaudited)       3,350,000    $      3,350    $     14,750    $         --    $   (257,006)   $   (238,906)
                                       ============    ============    ============    ============    ============    ============


Balance, July 31, 2002                    3,873,648    $      3,874    $    145,138    $         --    $   (423,649)   $   (274,637)

Exercise of stock options                 1,150,119           1,150         483,210              --              --         484,360

Stock issued for services                   100,000             100          24,900              --              --          25,000

Common stock subscribed                          --              --              --          10,475              --          10,475

Net loss                                         --              --              --              --        (137,221)       (137,221)
                                       ------------    ------------    ------------    ------------    ------------    ------------

Balance, April 30, 2003 (unaudited)       5,123,767    $      5,124    $    653,248    $     10,475    $   (560,870)   $   (107,977)
                                       ============    ============    ============    ============    ============    ============

     The accompanying note is an integral part of these Financial Statements

                              MSTG SOLUTIONS, INC.
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
--------------------------------------------------------------------------------

                                                   NINE MONTHS     NINE MONTHS
                                                      ENDED           ENDED
                                                  APRIL 30, 2003  APRIL 30, 2002
                                                   ------------    ------------
Cash flows from operating activities:
   Net loss                                        $   (137,221)   $   (257,006)

Adjustments to reconcile net income to net
cash used in operating activities:
   Depreciation                                          11,469             983
   Common stock issued for services                      25,000          15,000
Changes in assets and liabilities:
   Increase in accounts receivable                       (7,754)         (1,903)
   Increase in deposits                                 (48,865)        (14,920)
   Decrease  in other receivables                         3,363              --
   Increase (decrease) in accounts payable               (2,545)          9,691
   Increase (decrease) in accrued payroll
      and payroll tax liabilities                       (64,576)          9,248
   Increase (decrease) in deferred revenue             (219,267)        550,106
                                                   ------------    ------------

      Net cash provided (used) by operations           (440,396)        311,199
                                                   ------------    ------------

Cash flows from investing activities:
   Net (increase) decrease in notes receivable          100,000        (110,979)
   Acquisition of property and equipment                (15,540)        (15,269)
                                                   ------------    ------------

      Net cash (used) provided by
         investing activities                            84,460        (126,248)
                                                   ------------    ------------

Cash flows from financing activities:
   Issuance of common stock                             484,360           3,100
   Stock paid not yet issued                             10,475              --
   Payment on capital lease                              (3,086)             --
                                                   ------------    ------------

      Net cash provided from
         financing activities                           491,749           3,100
                                                   ------------    ------------

Net increase in cash                                    135,813         188,051

Cash, beginning of period                               266,986              --
                                                   ------------    ------------

Cash, end of period                                $    402,799    $    188,051
                                                   ============    ============

     The accompanying note is an integral part of these financial statements

1.   INTERIM FINANCIAL INFORMATION
     -----------------------------

     The financial statements of MSTG Solutions, Inc. (the Company) as of April 30, 2003 and for the nine months ended April 30, 2003 and 2002 and related footnote information are unaudited. All adjustments (consisting only of normal recurring adjustments) have been made which, in the opinion of management, are necessary for a fair presentation. Results of operations for the nine months and three months ended April 30, 2003 and 2002 are not necessarily indicative of the results that may be expected for any future period. The balance sheet at July 31, 2002 was derived from audited financial statements.

     Certain information and footnote disclosures, normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America, have been omitted. These financial statements should be read in conjunction with the financial statements and notes for the fiscal year ended July 31, 2002.

                       {Back Cover Page of the Prospectus}


UNTIL NINETY DAYS AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT, ALL DEALERS THAT AFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS AND/OR SUBSCRIPTIONS .

                              MSTG SOLUTIONS, INC.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.
---------------------------------------------------

We are required by our Bylaws and Certificate of Incorporation to indemnify, to the fullest extent permitted by law, each person that the Company is permitted to indemnify. Our Charter requires it to indemnify such parties to the fullest extent permitted by Nevada Corporation Law.

Item 25. Other Expenses of Issuance and Distribution
----------------------------------------------------

All the following numbers are approximations only:

     SEC Registration Fee                     $        450
     Accounting Fees and Expenses             $     50,000
     Legal Fees and Expenses                  $     50,000
     Printing Expenses                        $      2,500
     Miscellaneous                            $      5,000
                                              ------------

                Total                         $    107,950
                                              ============

Item 26. Recent Sales of Unregistered Securities
------------------------------------------------

A.   Sales of Unregistered Securities to Officers and Directors

     1. In July 2001, upon our inception, we issued 3,100,000 shares of restricted Common Stock to our founders, Gil and Judy Kim and 500,000 options to acquire shares of our Common Stock. There was no underwriter involved in these issuances and no commissions were paid to any person(s). The issuances were exempt from the registration provisions of the Act by virtue of Section 4(2) under the Act.

B.   Sales of Unregistered Securities to Private Investors

     1. Our Company provides stock options as an incentive to our network-marketing program. Specifically, members of our network receive stock options commensurate with their sales performance. All stock options have been issued at or above the fair market value of our Common Stock. Since the inception of our Company, 1,673,767 shares have been issued as the result of option exercises. We have received $615,272 as a result of these option exercises. Each option holder was provided with a disclosure document prior to the exercise of his or her options. The Company relied upon Rules 504 and 505 of Regulation D of the Securities Act of 1933 in concluding that an exemption from registration was available.

     Rule 504 of Regulation D provides for an exemption for limited offerings and sales of securities not exceeding $1 million. The requirements of Rule 504 are as follows:

          (1) Section 504(a) provides that the issuer cannot be a reporting company under the Securities Exchange Act of 1934, an investment company, or a development state company. We were not any of these things at the time of the issuance and/or the exercise of the options.

          (2) The requirements of Rule 502(a), (c) and (d) must be complied with.

     Rule 502(a) provides for integration of offerings in the event of certain circumstances. We have integrated all issuances and/or exercises of the options for purposes of this analysis. This integration does not cause a violation of Rule 504.

     Rule  502(c)  provides,   in  summary,  that  there  shall  be  no  general
     advertisement of the offering of the securities. We did not conduct any such advertising. As discussed more extensively in the Rule 505 analysis below, virtually all of our current shareholders had a preexisting business relationship with either Gil Kim or three other key individuals involved in the compilation of the network marketing program.

     Further, all of these individuals were accredited investors, with the exception of 32 individuals. As a result of these preexisting relationships, no general advertising was needed to identify the investors.

     Rule 502(d) requires that there be a limitation upon resale. We have complied with each of the conditions set forth in 502(d). It required the execution of a Subscription Agreement requesting that the holders of the options represent whether they were an accredited investor. These Subscription Agreements also contained the disclosure required by 502(d)(2) regarding resale restrictions. Finally, a legend was placed upon all of the certificates issued under the options consistent with Rule 502(d)(3). We have retained Transfer Online to act as our transfer agent to assist in compliance with applicable legend requirements.

     We also relied upon Rule 505. Rule 505 requires the following:

          (1) Rule 505(b)(1) requires compliance with Rules 501 and 502 (discussed above);

          (2) Rule 505(b)(2)(i) provides that the aggregate offering price is to be less than $5 million. We have raised less than $1 million.

          (3) Rule 505(b)(2)(ii) requires that the Company sell securities to no more than 35 unaccredited investors. We have sold securities to only 32 unaccredited investors.

2. Upon our formation, we issued 3,100,000 shares to our founders, Gil and Judy Kim. We also issued to Gil and Judy Kim 500,000 options to acquire our Common Stock at an exercise price of $0.25 per share. On January 25, 2002, we executed a Retainer Agreement with Horwitz & Cron to provide legal services to our Company. Pursuant to the terms of that Retainer Agreement, we issued 250,000 shares of Common Stock toStrawberry Canyon Capital, Inc., as well as 250,000 options to acquire our Common Stock at an exercise price of $0.50 per share as payment for legal services rendered, and to be rendered, by Horwitz & Cron on our behalf. Strawberry Canyon Capital, Inc. is a corporation wholly owned by Lawrence W. Horwitz, a partner of Horwitz & Cron. The schedule entitled "Selling Shareholders," hereinabove contained in this Prospectus, sets forth all options exercised since the formation of the Company.

The following documents that we filed with the SEC are incorporated by reference in this Prospectus:

Item 27. Exhibits
-----------------

EXHIBITS

3.1 Articles of Incorporation of TECH Windows, a Nevada corporation, filed June 26, 2001*

3.2       Certificate  of  Amendment  to  Articles  of   Incorporation  of  MSTG
          Solutions, Inc., a Nevada corporation, filed February 28, 2002*

3.3       Restated Bylaws of MSTG Solutions, Inc., dated February 28, 2002*

5         Opinion of Horwitz & Cron (including consent), dated May 1, 2003*

5.1       Opinion of Horwitz & Cron  (including  consent),  dated  September 15,
          2003

10.1      Employment Agreement with Gil Kim, dated December 1, 2001*

10.2      Employment Agreement with Judy Kim, dated December 1, 2001*

10.3 Retainer Agreement by and between MSTG Solutions, Inc. and Horwitz & Cron, dated January 25, 2002*

10.4      Certificate of Officers of MSTG Solutions, Inc., dated May 1, 2003*

10.4.1.   Certificate of Officers of MSTG Solutions,  Inc.,  dated September 15,
          2003

10.5      Form of Option Agreement ($0.25 and $0.50 options)*

10.6      Form of Option Agreement ($1.50 options)*

10.7      Form of MSTG Bookkeeping Service Order Form*

10.8      Form of MSTG Corporate Formalities Order Form*

10.9      Form of MSTG Corporate Order Form*

10.10     Form of MSTG Independent Representative's Agreement*

10.11     Form of MSTG Legal Service Order Form*

10.12     Form of MSTG Mail Forwarding Service Order Form*

10.13     Form of MSTG Resident Agent Services Order Form *

10.14     Form of MSTG Resident Telephone Service Order Form*

10.15     Form of MSTG Voicemail Service Order Form*

10.16     Form of MSTG Website Order Form*

10.17     Policies and Procedures of MSTG Solutions, Inc.*

10.17.1   Policies and Procedures of MSTG Solutions, Inc.

10.18     Summary of Options exercised through July 31, 2003

24.3      Consent of Mendoza Berger & Company, dated May 1, 2003*

24.3.1.   Consent of Mendoza Berger & Company, dated September 15. 2003*

25        Power of Attorney (see signature page)


* Incorporated by reference from the Registration Statement on Form SB-2, Amendment No. 2 filed on May 15, 2003.


Item 28. Undertakings
---------------------

The undersigned registrant hereby undertakes to:

     (1) Insofar as indemnification for liabilities arising under the Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (2) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement reflecting: (a) any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; (b) notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered); and (c) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective Registration Statement.

For determining liability under the Securities, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Orange, State of California on August 28 2003.

                                        MSTG SOLUTIONS, INC.



                                        By: /s/ Gil Kim
                                        ----------------------------------------

                                        By:  Gil Kim
                                        Its: President and Chairman of the Board

                                POWER OF ATTORNEY

We, the undersigned directors and officers of MSTG Solutions, Inc., a Nevada corporation, do hereby constitute and appoint Gil Kim our true and lawful attorney-in-fact and agent, with full power to sign for us or any of us in our names and in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement, or any related Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents required in connection therewith, and with full power to do any and all acts and things in our names and in any and all capacities, which such attorney-in-fact and agent may deem necessary or advisable to enable MSTG Solutions, Inc., a Nevada corporation, to comply with the Securities Act of 1933, and any rules, regulations, and/or requirements of the U.S. Securities and Exchange Commission, in connection with this Registration Statement; and we hereby do ratify and confirm all that the such attorney-in-fact and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the following persons, in the capacities and on the dates indicated, have signed this Registration Statement.

     SIGNATURE                       TITLE                           DATE


By: /s/ Gil Kim        President and Chairman of the Board    September 15, 2003
   ----------------    (Principal Executive Officer)
   Gil Kim


By: /s/ Judy Kim       Vice President, Controller,            September 15, 2003
   ----------------    Secretary and Director (Principal
   Judy Kim            Accounting and Financial Officer)